UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FRANK’S INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam

The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”) to be held on May 14, 2014, at 2:00 p.m. Central European Time (“CET”), at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of Supervisory Directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect six directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2015;

2.	To discuss the annual report for the fiscal year ended December 31, 2013, including the corporate governance paragraph, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2013;

3.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2013;

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2013;

5.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2014 as required by Dutch law;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

7.	To approve the remuneration policy for the Management Board as proposed by the Supervisory Board;

8.	To approve the remuneration of the members of the Supervisory Board;

9.	To approve and ratify the interim dividends on the common shares declared and paid in the fourth quarter of 2013 and the first quarter of 2014;

10.	To approve and resolve certain amendments to the Company’s Amended and Restated Articles of Association (the “Articles”):

10(A) - Amendments to Article 4 of the Articles;

10(B) - Amendments to Article 32 of the Articles;

10(C) - Amendments to Article 35 of the Articles;

10(D) - Amendments to Articles 40 and 41 of the Articles;

10(E) - Amendments to Article 44 of the Articles; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s common stock, par value €0.01 per share (the “Common Stock”), and Series A preferred stock, par value €0.01 per share (the “Preferred Stock”), are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock or Preferred Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock or Preferred Stock personally if you attend the annual meeting. Voting your shares of Common Stock or Preferred Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock or Preferred Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this proxy statement, a proxy card and our 2013 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

Donald Keith Mosing
Chairman of the Supervisory Board, Director, Chief Executive
Officer and President

Amsterdam, The Netherlands

March 31, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2014

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/fi.

i

FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam

The Netherlands

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 31, 2014

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Management Board and the Supervisory Board of the Company for use at Company’s annual meeting. When used herein, references to the Company’s shareholders includes both holders of the Company’s Common Stock and Preferred Stock.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to the Company’s shareholders of record as of March 19, 2014 on or about April 1, 2014. Shareholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to read carefully this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT INVESTOR RELATIONS AT (713) 358-7343.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on May 14, 2014, at 2:00 p.m. CET, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Management Board and the Supervisory Board are sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:	All shareholders who own shares of Common Stock or Preferred Stock on the date of the annual meeting, May 14, 2014, are entitled to vote the shares of Common Stock or Preferred Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport. Though you may vote in advance of the annual meeting, your vote pursuant to will only be counted to the extent that you continue to own your shares of Common Stock or Preferred Stock on the date of the annual meeting.

Each shareholder of the Company’s Common Stock is entitled to one vote for each share of Common Stock owned by them on the date of the annual meeting on all matters to be considered. Each shareholder of the Company’s Preferred Stock is entitled to one vote for each share of Preferred Stock owned by them on all matters to be considered. The holders of shares of Common Stock and Preferred Stock will vote together as a single class. On March 19, 2014, 153,524,000 shares of Common Stock and 52,976,000 shares of Preferred Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 19, 2014, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and New York Stock Exchange (the “NYSE”) proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:	The affirmative vote of a simple majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to elect each director nominee and to approve each item on the agenda at the annual meeting.

Through their ownership of Mosing Holdings, Inc. (“Mosing Holdings”) and FWW B.V. (“FWW”), the Mosing family currently controls approximately 80% of the voting power entitled to vote at the annual meeting. Accordingly, the Mosing family has the requisite voting power to ensure the election of the Supervisory Board nominees and the approval of all items to be voted upon.

There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting. A properly executed proxy (for a holder as of the date of the annual meeting) submitted without voting instructions will be voted:

•	“FOR” the election of each of the supervisory director nominees named in this proxy statement;

•	“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2013;

•	“FOR” the discharge of the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2013;

•	“FOR” the discharge of the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2013;

•	“FOR” the appointment of PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2014 as required by Dutch law;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	“FOR” the approval of the remuneration policy for the Management Board as proposed by the Supervisory Board;

•	“FOR” the approval of the remuneration of the members of the Supervisory Board;

•	“FOR” the approval and ratification of the interim dividends on the Common Stock declared and paid in the fourth quarter of 2013 and the first quarter of 2014;

•	“FOR” the approval of certain amendments to the Company’s Articles:

•	ITEM TEN (A) – Amendments to Article 4 of the Articles;

•	ITEM TEN (B) – Amendments to Article 32 of the Articles;

•	ITEM TEN (C) – Amendments to Article 35 of the Articles;

•	ITEM TEN (D) – Amendments to Articles 40 and 41 of the Articles; and

•	ITEM TEN (E) – Amendments to Article 44 of the Articles.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/fi.

Q:	How do I vote?

A:	You may vote by any of the following four methods:

•	Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on May 13, 2014, or 5:59 a.m. (CET) on May 14, 2014.

•	Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock or Preferred Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on May 13, 2014, or 5:59 a.m. (CET) on May 14, 2014.

•	Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	Meeting. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock or Preferred Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock or Preferred Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock or Preferred Stock will be represented at the annual meeting if for any reason you are unable to attend in person. Though you may vote in advance of the annual meeting, your vote will only be counted to the extent that you continue to own your shares of Common Stock or Preferred Stock on the date of the annual meeting.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record at the date of the annual meeting, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	by voting at a later time by Internet or telephone until 11:59 p.m. EDT on May 13, 2014, or 5:59 a.m. (CET) on May 14, 2014;

•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•	delivering a written notice of revocation of your proxy to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042; or

•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock or Preferred Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock or Preferred Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock or Preferred Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock or Preferred Stock for me?

A:	Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided instructions. Except for with respect to the ratification of the independent auditor, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Supervisory Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:	The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s shares of Common Stock and Preferred Stock as of March 19, 2014 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock or Preferred Stock by following the instructions in the Notice will help to avoid additional expense.

Q:	Are dissenters’ rights available to holders of Common Stock or Preferred Stock?

A:	Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock or Preferred Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at (713) 358-7343.

ITEM ONE - ELECTION OF DIRECTORS

The Management Board and the Supervisory Board have nominated the following individuals for election to the Supervisory Board, with a term beginning on May 14, 2014 to serve until the Company’s 2015 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Donald Keith Mosing

Steven B. Mosing

Kirkland D. Mosing

Sheldon R. Erikson

Gary P. Luquette

Michael C. Kearney

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management.”

Neither the Management Board nor the Supervisory Board has any reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Supervisory Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Management Board and the Supervisory Board recommend.

The affirmative vote of a majority of the votes, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to elect each director standing for re-election.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SUPERVISORY DIRECTOR NOMINEES.

MANAGEMENT

Board Structure

The Company currently has a two-tier board structure, consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company’s Articles.

Supervisory Board

Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our six incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Directors,” the Company’s Supervisory Board will continue to consist of six members, three of whom are members of the Mosing family, including the Company’s Chief Executive Officer.

Management Board

The Management Board’s sole member is the Company’s wholly owned subsidiary, Frank’s International Management B.V. As a managing director, Frank’s International Management B.V.’s duties include the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Executive Officers and Supervisory Directors

Set forth below are the names, ages and positions of the Company’s executive officers and the supervisory directors standing for re-election. All supervisory directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Name	Age	Position
Donald Keith Mosing	63	Chairman of the Supervisory Board, Director, Chief Executive Officer and President
Mark G. Margavio	52	Vice President, Chief Financial Officer and Treasurer
W. John Walker	48	Executive Vice President, Operations
John W. Sinders	60	Executive Vice President, Administration
Burney J. Latiolais, Jr.	54	Senior Vice President, Business Development and Corporate Sales
C. Michael Webre	58	Vice President of Engineering
Brian D. Baird	50	Vice President, Chief Legal Officer and Secretary
Kirkland D. Mosing	55	Supervisory Director
Steven B. Mosing	58	Supervisory Director
Sheldon R. Erikson	72	Supervisory Director
Michael C. Kearney	65	Supervisory Director
Gary P. Luquette	58	Supervisory Director

Donald Keith Mosing. Mr. Mosing has served as the Chairman of the Company’s Supervisory Board since the Company’s initial public offering in August 2013 and as the Company’s Chief Executive Officer and President since July 2011. Mr. Mosing began working for the family company in 1965 at age 14. Mr. Mosing established the Company’s third office, and first outside of Louisiana, in 1974, and then led the expansion of the Company’s operations across North America and into South America, Asia, Europe, Africa, the Middle East and Australia. The Company’s international operations were formally organized into a separate company in 1981, with Mr. Mosing serving as the Chairman, President and Chief Executive Officer. Mr. Mosing was named Chairman, President and Chief Executive Officer of all of the Company’s U.S. companies in July 2011, upon the retirement of his father, Donald E. Mosing. Mr. Mosing attended the University of Louisiana at Lafayette and Embry-Riddle Aeronautical University, where he graduated with a Bachelor of Science degree. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of Kirkland D. Mosing and Steven B. Mosing.

Mark G. Margavio. Mr. Margavio currently serves as the Company’s Chief Financial Officer, a position he has held since 2003. Prior to serving in his current position, Mr. Margavio was the Company’s Vice President of Finance from 2002 until 2003. Prior to joining Frank’s International, Mr. Margavio was the Chief Financial Officer for Transoceanic Shipping Company, a global logistics company, from 1997 to 2002. From 1982 to 1997, Mr. Margavio held various positions in investments, treasury and finance, including Senior Lead Analyst in Treasury and Corporate Finance for Entergy Corporation and Director of Acquisition for RPC Inc. Mr. Margavio received his Bachelor of Arts degree in Economics from Southeastern Louisiana University and his Master of Business Administration degree from the University of New Orleans. Mr. Margavio earned his Certified Public Accountant designation in 1994. He also has received designations as a Certified Treasury Professional, Certified Cash Manager and Registered Investment Advisor.

W. John Walker. Mr. Walker currently serves as the Company’s Executive Vice President, Operations, a position he has held since January 2014. Prior to serving in his current position, Mr. Walker was the Company’s Vice President of International Operations since August 2012. Prior to serving in that position, Mr. Walker served as the Vice President of North America from 2004 to 2012, and he assumed the additional responsibilities of Vice President of Brazil in July 2009. Mr. Walker also served as the Regional Manager of the Asia Pacific and Middle East divisions from 1999 to 2003. Mr. Walker entered the North Sea oil industry and served in several technical and supervisory field roles. He attended Aberdeen Scotland Technical College in 1982 and studied Electrical and Electronic Engineering. Mr. Walker has over 29 years of industry experience and has held positions across the world, including in Europe, North Africa, the Asia-Pacific region and the Middle East.

John W. Sinders. Mr. Sinders currently serves as the Company’s Executive Vice President, Administration, a position he has held since January 2014. Prior to serving in his current position, Mr. Sinders served as the Company’s Senior Vice President of Finance and Investor Relations since September 2013. Prior to joining the Company, Mr. Sinders was the Global Chief Executive Officer of Clarkson Capital Markets, an investment banking business focused on the global maritime, oil services and natural resources sectors, from August 2008 to June 2013. Prior to that, Mr. Sinders served as a consultant for Clarkson Shipping Services from September 2007 to August 2009. Mr. Sinders served as Chairman of the Board of Aston Martin of North America from February of 2007 to July of 2008. He was Managing Director of Global Maritime and Oil Services for Jefferies & Company from November 2001 to February 2007. Mr. Sinders has also held senior banking positions at Jefferies & Company, RBC Dain Rausher and Howard Weil, where he advised a large number of oil services, exploration, production, and shipping companies. He has held several board positions in the energy and shipping industries. Mr. Sinders received his Juris Doctor Degree from the University of Virginia’s School of Law in 1979 and received his undergraduate degree in Government and Foreign Affairs from the University of Virginia in 1976, where he was a member of the Phi Beta Kappa Society. Mr. Sinders was previously chairman of the audit committee for The Shaw Group and is a current member of the American Bureau of Shipping, a member of the Board for Mercator Lines Singapore, and a board member for the Children’s Assessment Center in Houston.

Burney J. Latiolais, Jr. Mr. Latiolais currently serves as the Company’s Senior Vice President, Business Development and Corporate Sales, a position he has held since February 2014. Prior to serving in his current position, Mr. Latiolais was the Company’s Global Vice President of Drilling Tools and Specialty Products since 2012. Mr. Latiolais joined Frank’s in 1993 and was promoted to Vice President of Sales and Services in 1995. Mr. Latiolais also serves as Chairman of Frank’s International, LLC’s I.P. Advisory Committee. He has been instrumental in the acquisition of numerous companies throughout his tenure, which include AOTools, LLC (formerly Antelope Oil Tools & Manufacturing Company) and Pilot Drilling Control, Ltd. (PDC). Additionally, he is listed on multiple patents as a result of his contributions to product development. His experience and foresight were instrumental in developing Frank’s Cementation Division. He also played a key role in the development and marketing of many of the tools Frank’s uses in providing tubular running services. Because of his efforts, Mr. Latiolais introduced Frank’s to the world of down-hole tools with the creation of the Frank’s International Drilling Technologies Division. Prior to joining Frank’s, Mr. Latiolais was the Chief Executive Officer of La Tubing Testers and Centralizers, Inc.

C. Michael Webre. Mr. Webre currently serves as the Company’s Vice President of Engineering, a position he has held since 2002. Mr. Webre has served in various capacities since first joining the Frank’s corporate family in 1979, including Mechanical Engineer, Senior Mechanical Engineer and Engineering Manager. Mr. Webre received both his Bachelor of Science degree in Mechanical Engineering and Master of Science degree in Engineering

Systems from the University of Louisiana at Lafayette. Mr. Webre is a licensed Professional Engineer and is a member of the Society of Petroleum Engineers, American Society of Mechanical Engineers and the American Welding Society.

Brian D. Baird. Mr. Baird currently serves as the Company’s Vice President, Chief Legal Officer and Secretary, a position he has held since April 2005. Prior to joining Frank’s International in 2005, Mr. Baird was Vice President, Chief Counsel and Secretary of Pantellos, a Houston-based supply chain services and electronic marketplace company owned by 20 of the largest publically owned electric utility companies. Earlier in his career, Mr. Baird practiced law with the law firms of Boyar & Miller from 1991 to 2001 and with Jenkens & Gilchrist from 1989 to 1991. He received both his Doctor of Jurisprudence in 1989 and his Bachelor of Business Administration degree in Finance in 1986 from the University of Texas. Mr. Baird’s legal background is broad-based with emphasis on mergers and acquisitions, corporate finance, venture capital, technology and e-commerce, commercial real estate, oilfield services and general corporate law. For 2013, Mr. Baird served as President of the Houston Chapter of the General Counsel Forum, and has served on its Board of Directors since 2010.

Kirkland D. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served as a technical sales representative for Frank’s Casing Crew and Rental Tools, LLC (“FCC”) and has been involved in sales technical support efforts since 1986, with a focus on hammer sales, pipe sales and CRT tools in the Lafayette, Louisiana and Dallas, Texas areas. Mr. Mosing has a Doctor of Veterinary Medicine from Louisiana State University. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of Donald Keith Mosing and Steven B. Mosing.

Steven B. Mosing. Mr. Mosing was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Mosing has served on the board of directors for FCC and Frank’s Tong Service, Inc. since 2000. Additionally, Mr. Mosing is currently a director of Shoreline Energy LLC, an independent exploration and production company. Mr. Brent Mosing began his career with Frank’s full time in 1978 and has held various positions, including field sales, office sales, information technology and marketing. Mr. Mosing received his Bachelor of Science Degree in Economics from the University of Louisiana at Lafayette in 1978 and his Master of Business Administration from the Northwestern State University in 1993. Mr. Mosing was selected as a supervisory director because of his extensive experience and familiarity with the Frank’s companies. Mr. Mosing is the cousin of Donald Keith Mosing and Kirkland D. Mosing.

Sheldon Erikson. Mr. Erikson was appointed to the Supervisory Board in connection with the Company’s initial public offering in August 2013. Mr. Erikson served as the Chairman, President and Chief Executive Officer of Cameron International Corporation from the time of its creation in 1995 through 2008, and currently serves on Cameron International Corporation’s board of directors. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and Chief Executive Officer of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. Mr. Erikson is also a director of Endeavour International Corporation, an oil and gas exploration and production company; Rockwood Holdings, Inc., a company in the specialty chemicals and advanced materials businesses; General Partner of Red Rock Interests, a private company; and has been a director of Triton Energy Company and Spinnaker Exploration Company, both oil and gas exploration companies, Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets, and NCI Building Systems, a provider of products and services for the construction industry. He also serves on the boards of the National Petroleum Council, American Petroleum Institute, National Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. He also serves in positions of leadership in charitable and non-profit organizations, including The University of Texas MD Anderson Cancer Center and the Texas Heart Institute. He has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois. Mr. Erikson was selected as a supervisory director because he has extensive experience in the oil and gas industry and serving on the boards of publicly traded companies.

Michael C. Kearney. Mr. Kearney was appointed to the Supervisory Board in November 2013. Mr. Kearney is currently a supervisory director for Core Laboratories, a position he has held since 2004, and is currently Chairman of the Core Laboratories Audit Committee. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company that manufactures flexible pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a publicly held international oil service company, from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President - Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney received a Master of Science degree in Accountancy from the University of Houston as well as a Bachelor of Business Administration degree in Finance from Texas A&M University. Mr. Kearney was selected as a supervisory director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Gary P. Luquette. Mr. Luquette was appointed to the Supervisory Board in November 2013. Mr. Luquette previously served as President of Chevron North America Exploration and Production Company, a position he held from April 2006 until his retirement in September 2013. Prior to serving as President of Chevron North America Exploration and Production Company, Mr. Luquette served as Managing Director of Chevron Upstream Europe from January 2003 until April 2006. Mr. Luquette has held several other positions since beginning his career with Chevron in 1978, including Vice President, Profit Center Manager, Advisor and Engineer. Mr. Luquette graduated with a Bachelor of Science degree in civil engineering from the University of Louisiana at Lafayette in 1978 and is a former member of the American Petroleum Institute and former chair of the organization’s Upstream Committee. Additionally, Mr. Luquette was a member of the Greater Houston Partnership’s Executive Committee. He currently serves on the board of directors for the United Way of Greater Houston and is also a member of the board of directors of McDermott International, Inc. Mr. Luquette was selected as a supervisory director because of his experience in the oil and gas industry and his experience managing other public companies.

Status as a Controlled Company

The Company has elected to be treated as a “controlled company” as that term is set forth in Section 303A of the NYSE Listed Company Manual. Under Section 303A of the NYSE Listed Company Manual, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is considered a controlled company. The Mosing family currently controls approximately 80% of the combined voting power of the Common Stock and Preferred Stock. Accordingly, the Company is a “controlled company” as that term is defined in Section 303A of the NYSE Listed Company Manual.

Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including: (1) the requirement that a majority of its Supervisory Board consist of independent directors; (2) the requirement that it have a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) the requirement that it have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Notwithstanding the Company’s status as a controlled company, the Company remains subject to the NYSE corporate governance standard that requires the Company to have an audit committee composed entirely of independent directors.

If and when the Company ceases to be a controlled company, the Supervisory Board will be required to have a compensation committee and a nominating and governance committee, each with at least one independent director. Within 90 days of ceasing to be a controlled company, the Company will be required to have each of a compensation committee and a nominating and governance committee with a majority of independent directors, and within one year of ceasing to be a controlled company, the Company will be required to have fully independent compensation and nominating and governance committees and a majority of the Company’s Supervisory Board must be comprised of independent directors.

Committees of the Supervisory Board

The Company’s Supervisory Board currently only has one standing committee: the audit committee. The audit committee has the composition and responsibilities described below. Currently, the Company has elected to not have a compensation committee or a nominating and governance committee because it is a “controlled company” within the meaning of the NYSE corporate governance standards. The Company may decide in the future to create a nominating and governance committee, a compensation committee or additional committees.

Audit Committee

The audit committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Supervisory Board, including: the selection of the Company’s independent accountants, the scope of the Company’s annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the audit committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.franksinternational.com.

Mr. Erikson, Mr. Luquette and Mr. Kearney are members of the audit committee and Mr. Kearney is the chairman of the audit committee. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in the rules and regulations of the SEC. The Supervisory Board has determined that each of Mr. Erikson and Mr. Kearney is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

If re-elected to the Supervisory Board, Mr. Erikson, Mr. Luquette and Mr. Kearney will continue to serve on the audit committee. The Company has determined that each of Messrs. Erikson, Luquette and Kearney are financially literate as defined by the rules and regulations of the SEC.

Director Independence

Rather than adopting categorical standards, the Supervisory Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Supervisory Board has affirmatively determined each of Messrs. Erikson, Luquette and Kearney have no material relationships with the Company and are independent as defined by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code.

Board and Committee Meetings

Upon completion of the Company’s initial public offering in August 2013, the Company created a two-tier board structure. Following the creation of the two-tier board structure, the Supervisory Board held two meetings and the audit committee of the Supervisory Board held two meetings during 2013. The Management Board has not held any meetings. During that time, each of the Company’s supervisory directors attended at least 75% of the Supervisory Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders.

Selection of Supervisory Director Nominees and Shareholder Participation

Pursuant to the Company’s Articles, supervisory directors are typically appointed at the annual general meeting of shareholders. The number of members of the Company’s Supervisory Board is determined from time to time at a general meeting of shareholders upon a proposal by the Supervisory Board, but will not be greater than nine. Pursuant to the Company’s Articles, the Mosing family has the right to make a binding recommendation of one director for nomination to the Supervisory Board for each 10% of the outstanding Common Stock and Preferred Stock, treated as a single class, they collectively beneficially own, up to a maximum of five directors.

The general meeting is free to appoint a supervisory director if no recommendation is made by the Mosing family within three months of a position becoming vacant. A recommendation submitted on time by the Mosing Family is binding. However, the general meeting may disregard the recommendation by the Mosing family if it adopts a resolution to that effect by a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.

In evaluating supervisory director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Supervisory Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Supervisory Board to fulfill their duties and the quality of the Supervisory Board’s deliberations and decisions. In evaluating supervisory directors, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Supervisory Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Supervisory Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with Supervisory Board, the non-employee or independent directors, or any individual director, may write to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Supervisory Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

Because the Company is a “controlled company” within the meaning of the NYSE corporate governance standards, the Company is not required to and does not have a compensation committee. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Supervisory Board. No member of the Company’s Supervisory Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company. If all directors standing for re-election are elected to the Company’s Supervisory Board, it will consist of six members, three of whom are members of the Mosing family, including the Company’s Chief Executive Officer.

For the fiscal year ended 2013, Donald Keith Mosing, John W. Sinders, Senior Vice President of Finance and Investor Relations (the position he held during the 2013 fiscal year) and the Company’s Vice President, Personnel, Compensation & Benefits of U.S. Operations participated in deliberations concerning executive officer compensation, together with Kirkland D. Mosing and Steven B. Mosing (but without Donald Keith Mosing) with respect to Donald Keith Mosing’s compensation. For certain related party transactions required to be disclosed regarding Donald Keith Mosing, Kirkland D. Mosing and Steven B. Mosing, please see “Certain Relationships and Related Party Transactions.”

Risk Oversight

The Supervisory Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the audit committee, but the full Supervisory Board retains responsibility for general oversight of risks. The audit committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Company’s Supervisory Board will continue to satisfy its oversight responsibility through full reports from the audit committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Executive Sessions of the Supervisory Board

The non-management supervisory directors have regularly scheduled meetings in executive session. In the event that the non-management supervisory directors include supervisory directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent supervisory directors. The supervisory director who presides at these meetings (the “Lead Supervisory Director”) will be chosen by the Supervisory Board. The Lead Supervisory Director is responsible for preparing an agenda for the meetings of the independent supervisory directors in executive session. The Company has not currently selected a Lead Supervisory Director.

Board Leadership Structure

Currently, Donald Keith Mosing serves as both the Company’s Chief Executive Officer and Chairman of the Supervisory Board. While the Supervisory Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined in one individual, the Supervisory Board believes that the current Chief Executive Officer is the individual with the necessary experience, commitment and support of the other members of the Supervisory Board to effectively carry out the role of Chairman.

The Supervisory Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company’s success or failure. Moreover, the Supervisory Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Supervisory Board has adopted a Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.franksinternational.com.

Code of Conduct

The Company’s Supervisory Board has adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, supervisory directors, managing directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from, this Code of Business Conduct and Ethics may be made only by the Company’s Supervisory Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.franksinternational.com.

Corporate Governance Guidelines

The Company’s Supervisory Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.franksinternational.com.

COMPENSATION COMMITTEE REPORT

The Supervisory Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Supervisory Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Supervisory Board

Donald Keith Mosing

Kirkland D. Mosing

Steven B. Mosing

Sheldon R. Erikson

Michael C. Kearney

Gary P. Luquette

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) provides information regarding the executive compensation program for the Company’s principal executive officer, principal financial officer, and three other highest compensated executive officers at the end of the last completed fiscal year (the “Named Executive Officers”) and is intended to provide perspective regarding the Company’s executive compensation program, including the philosophy, objectives, compensation processes, and key components of compensation.

The following individuals were Named Executive Officers as of December 31, 2013:

•	Donald Keith Mosing, Chairman of the Supervisory Board, Director, Chief Executive Officer (“CEO”) and President;

•	Mark G. Margavio, Vice President, Chief Financial Officer (“CFO”) and Treasurer;

•	W. John Walker, Vice President of International Operations;

•	C. Michael Webre, Vice President of Engineering;

•	Brian D. Baird, Vice President, Chief Legal Officer and Secretary; and

•	Robert R. Gilbert, our prior Executive Vice President and Chief Operating Officer—U.S. Services and Pipe and Products.

Mr. Walker was appointed as our Executive Vice President, Operations on January 27, 2014, but for purposes of this CD&A and the tables that follow, we will refer to him by the position that he held during the 2013 fiscal year. Mr. Gilbert was no longer serving as an executive officer at the end of the 2013 year, but under SEC disclosure rules he is required to be disclosed as a named executive officer for the 2013 year due to his role as an executive officer during the 2013 year.

Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2013 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

Overview of Executive Compensation and our Compensation Process

As a private company in 2012, the compensation arrangements with the Named Executive Officers were determined on an individual basis, generally based on negotiations between the individual and the CEO, and in consultation with the CFO, Mr. Gilbert, or Director of Human Resources when appropriate. The CEO’s compensation arrangements were historically determined based on direct negotiations with the Board of Directors of Frank’s International, Inc. (the “FII Board”), which consisted of Kirkland D. Mosing, Steven B. Mosing, and the Company’s CEO, with the CEO abstaining from all discussions and decisions related to his own compensation. The Named Executive Officers’ compensation has generally been reviewed and adjusted on an annual basis.

Although the Company has not historically had a formal compensation committee, its CEO, CFO, Mr. Gilbert and Director of Human Resources together have historically operated as an informal compensation committee, together with the FII Board (less the CEO) with respect to the CEO’s compensation, for purposes of designing the Company’s compensation program. Following the completion of the initial public offering, the Company became a “controlled company” within the meaning of the NYSE corporate governance standards. As a controlled company, the Company is not required to have a compensation committee composed entirely of independent directors. Until the date that a formal compensation committee comprised entirely of independent directors is formed, the Company intends to continue to rely on its informal compensation committee process, with the Supervisory Board acting in the place of the FII Board with respect to the CEO’s compensation. In the future, our independent directors may be involved in the compensation review process to a greater extent.

The main components of the Company’s executive compensation program have historically consisted of the following components, which are described in greater detail below:

•	base salary;

•	annual cash incentive awards;

•	deferred compensation and long-term incentive compensation;

•	severance benefits; and

•	limited perquisites.

As described in greater detail below, the annual cash incentive award program for the 2013 year consisted of annual discretionary cash bonuses, while the long-term incentive awards consisted of equity compensation awards from our LTIP (defined below) and discretionary Company contributions to the Frank’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). In addition, three of the Named Executive Officers have employment agreements that provide for severance pay in the event of certain qualifying terminations of employment.

The decisions regarding the various levels and forms of compensation for the Named Executive Officers have historically been made in the discretion of the CEO (in consultation with the other members of the informal compensation committee) with respect to the other Named Executive Officers and by the FII Board (less the CEO) with respect to the CEO (which will now be the Supervisory Board). Factors considered in making this determination included overall market conditions, the CEO’s or the applicable board’s sense of the amounts necessary to remain competitive in the marketplace, the particular Named Executive Officer’s collaboration and teamwork skills, and for all of the Named Executive Officers other than the CEO and CFO, the financial performance of the business or geographical unit led by the Named Executive Officer as compared to the performance of the market in the industry. Consideration has also historically been given to the compensation received by the individual in prior years relative to performance in those years versus the performance of the individual in the most recent fiscal year. Since the Company has not in prior years provided any of the Named Executive Officers with grants of equity, the Company has previously focused on annual bonuses and Deferred Compensation Plan contributions to incentivize short-term and long-term performance. While historical compensation decisions may have been based on more of a subjective assessment, it is anticipated that the Company’s future compensation decisions will be guided by more qualitative and quantitative analysis.

Impact of Compensation Consultant

Through its informal compensation committee, at the time of the initial public offering the Company began to analyze its executive compensation program with the goal of modifying it to be more suitable for a public company. To aid in this process, the Company has engaged Meridian Consultants, LLC (“Meridian”), a nationally recognized compensation consulting firm with experience in assisting similar U.S. companies that provide services to the oil and gas industry. The Company is working with Meridian to refine its executive compensation arrangements to ensure that (i) total executive compensation is in line with the executive compensation among the Company’s peer group and (ii) overall compensation aligns the executives’ interests with those of the Company’s stockholders by tying a meaningful portion of each executive’s cash and equity compensation to the achievement of performance targets and by including time-based vesting requirements in the long-term equity incentive compensation awards. The process of modifying the Company’s executive compensation policies and practices is still being refined with the assistance of Meridian, but the Company has implemented certain changes during the 2013, and the Company expects to continue implementing new compensation arrangements during the ongoing transition into a public company. Messrs. Mosing, Gilbert, and Webre all have existing employment agreements, which are being re-evaluated in connection with the Company’s transition to a public company. For additional detail regarding the terms of the current employment agreements, see “—Components of the Company’s Compensation Program—Severance Benefits” and “—Potential Payments Upon Termination or a Change in Control.”

Goals of the Compensation Program

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. The Company periodically reevaluates whether its compensation programs and the levels of pay awarded under each element of compensation achieve these objectives. For example, the Company concluded that its decision to list its shares on a public stock exchange would change the duties and responsibilities of its executive officers and may change the group of companies with which it competes for executive talent such that a formal reevaluation was advisable.

To ensure the Company continues to meet its compensation objectives as a public company, it is working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that the executive compensation program will be benchmarked against peers within the industry. In furtherance of this goal, the Company has identified, with Meridian’s assistance, an initial peer group consisting of the following 17 companies in order to create a broad sample for purposes of evaluating compensation practices:

•	C&J Energy Services, Inc.

•	Core Laboratories N.V.

•	Dresser-Rand Group Inc.

•	Dril-Quip, Inc.

•	Exterran Holdings, Inc.

•	Forum Energy Technologies, Inc.

•	Helix Energy Solutions Group, Inc.

•	Hercules Offshore, Inc.

•	Hornbeck Offshore Services, Inc.

•	Lufkin Industries Inc. (subsequently acquired)

•	Newpark Resources, Inc.

•	Noble Corp

•	Oceaneering International, Inc.

•	Precision Drilling Corporation

•	Rowan Companies plc

•	RPC, Inc.

•	SEACOR Holdings Inc.

Meridian worked with the informal compensation committee to select this group of publicly traded companies from the same or similar industry and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers.

In order to ensure that the Company’s total compensation program is competitive with its peers, it is expected that the Company’s informal compensation committee will evaluate the data regarding the compensation practices of the Company’s peers and may approve targeting overall compensation of the Named Executive Officers (other than the CEO) at or near a certain percentile of the peer group companies, and that the Supervisory Board (minus our CEO) will evaluate the CEO’s overall compensation in a similar fashion, which may target a different percentile of the peer group companies. The Company expects that its Supervisory Board may make a final determination regarding the recommended specific allocation of the CEO’s total targeted compensation among the various compensation elements and that the informal compensation committee and/or Supervisory Board will also approve the allocation of the other Named Executive Officers compensation elements.

The Company is also seeking to more closely align its executives’ interests with those of shareholders through the use of long-term incentive plan awards, largely through grants of equity-based awards under our new LTIP. The Company feels that this reevaluation of its compensation programs and each of the elements of its compensation scheme is necessary to ensure that its programs continue to meet the objectives that have been set in the context of a growing, publicly traded company. This review may result in substantial changes to the Company’s executive compensation programs, which will be disclosed when required in connection with their implementation.

Components of the Company’s Executive Compensation Program

The employment agreements that the Named Executive Officers (other than Messrs. Baird, Margavio and Walker) have previously entered into provide for three principal elements of compensation: base salary, cash bonuses, and severance pay. Cash bonuses have been paid annually on a discretionary basis for each of the Named Executive Officers except Mr. Mosing, whose annual cash bonus has been paid pursuant to a specific formula based on Company performance measures. In addition, each of the Named Executive Officers is eligible to participate in the Deferred Compensation Plan, which provides for annual discretionary Company contributions that vest at the end of a five-year period. The Company believes this mix of compensation has historically aligned its executives’ compensation with the Company’s short-term and long-term goals. While the Company feels that the employment agreements have historically been beneficial to both the executive and the Company, the continued suitability of these employment agreements is being evaluated, and the Company may enter into new employment agreements with certain of its Named Executive Officers at some time in the future.

Below is a description of each of the principal elements of the Company’s current compensation program and the Company’s current view on these elements. The Company recognizes that in connection with the review its informal compensation committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries have typically been reviewed in September or October of each year for each Named Executive Officer based on Company performance, cost-of-living adjustments, and personal performance. Any resulting base salary adjustments have typically occurred in November. Base salaries are also re-evaluated at the time of any promotion or significant change in job responsibilities. Historically, base salary review has been made by the informal compensation committee for each of the Named Executive Officers other than the CEO and the CFO, by the CEO for the CFO, and by the FII Board (less the CEO) for the CEO. Under the terms of Mr. Mosing’s current employment agreement, his base salary can be increased, but generally not decreased (except in response to unusual economic conditions and only if the reduction is consistent with the percentage reduction applied to other executive employees), following review and determination by the FII Board (which is now to be determined by the Supervisory Board), which review was historically required to occur annually or more frequently from time to time in the discretion of the FII Board. Under the terms of the current employment agreements for Messrs. Gilbert and Webre, “base compensation” (defined as including salary, bonus, automobile allowance, and benefits accrued as of the effective date of the agreements) shall not be reduced during any annual review except by mutual agreement of the parties. In November 2012, the annual base salary review resulted in implementation of the following base salary adjustments for each of the Named Executive Officers that were applicable to the 2013 year: $750,023 for Mr. Mosing; $295,743 for Mr. Margavio; $343,446 for Mr. Walker; $275,027 for Mr. Baird; $366,446 for Mr. Webre and $397,165 for Mr. Gilbert. The amounts set forth in the Summary Compensation Table below do not reflect salaries that are “set” for the year, but what is “earned” for that year, thus they may differ slightly from these amounts due to normal payroll practices. The base salaries set for the 2014 year are as follows: $750,023 for Mr. Mosing (which is not an increase from his 2013 salary); $304,615 for Mr. Margavio; $400,115 for Mr. Walker; $283,278 for Mr. Baird; $377,439 for Mr. Webre and $409,080 for Mr. Gilbert. In the future, the Company expects the Supervisory Board will review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, the cost of living factor, and any other factors that the Supervisory Board deems appropriate to consider, support any adjustment to the executive’s base salary.

Cash Bonus

The Company’s annual bonus program is intended to reward executives for personal and Company performance. Generally, in determining the amount of each executive’s annual bonus (other than the annual bonus for the CEO), the Company has previously considered Company growth and earnings for the year, as well as the employee’s performance, the employee’s past bonus compensation, and market compensation. While each of these factors has been taken into account, the CEO has historically had full discretion to award any level of annual bonus, including awarding no bonus, to each of the other Named Executive Officers. In contrast, Mr. Mosing’s current employment agreement provides that his annual bonus will be equal to at least 2% of the Company’s annual EBITDA, but it is expected that the Supervisory Board will evaluate this practice and determine the appropriate annual bonus arrangement to recommend for Mr. Mosing going forward.

The determination of the amount of any annual bonus that will be paid to a Named Executive Office has historically been made by the CEO with respect to the other four Named Executive Officers and by the FII Board (which is now to be determined by the Supervisory Board) with respect to Mr. Mosing (subject to the minimum annual bonus required by Mr. Mosing’s existing employment agreement). Other than with respect to Mr. Mosing, annual bonuses have historically been paid in November of each year, based on performance for the current fiscal year.

The Company intends to continue to provide annual incentive cash bonuses to reward achievement of financial or operational goals so that total compensation reflects actual Company and individual performance. Following the conclusion of the informal compensation committee’s review of the Company’s compensation policies with data supplied by Meridian, the annual bonus program may significantly change. The Company expects that its compensation committee or Supervisory Board may establish performance goals (with threshold, target and maximum levels) to be used in determining cash bonuses that may become payable at threshold, target, and maximum amounts and which will align the executive officers’ compensation with the performance of the Company as a whole.

Deferred Compensation Plan

The Company has historically offered long-term incentives to each of the Named Executive Officers other than Mr. Mosing (whose long-term incentives have historically been achieved through his ownership interests) through discretionary Company contributions under the Deferred Compensation Plan. These contributions vest in full after five years and serve as a long-term retention tool. Historically, each April, the informal compensation committee recommends for approval by the CEO the amount of the discretionary Company contribution to be made on behalf of each Named Executive Officer other than Mr. Mosing, and this amount is contributed to the applicable Named Executive Officer’s Deferred Compensation Plan account each May. Going forward, the Company expects that the Supervisory Board will make these determinations. While Mr. Mosing is eligible, under the terms of the Deferred Compensation Plan, to receive a Company contribution in the Company’s discretion, the Company has not historically credited him with any such contributions under this plan, but this practice may change in the future.

The Deferred Compensation Plan also allows each Named Executive Officer, including Mr. Mosing, to elect to defer a percentage of his compensation (defined as the Named Executive Officer’s base salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee) until the executive’s termination of employment or until a future date specified by the executive at the time of his deferral election.

To create additional incentives for the executive officers to continue to grow the Company, the Company has established the LTIP and an employee stock purchase plan intended to satisfy the requirements of section 423 of the Code (“ESPP”). Both the ESPP and the LTIP were adopted by the Company’s board and approved by stockholders prior to the completion of the initial public offering, although the ESPP is not expected to be operational until later in the 2014 year. The Company believes that adding an equity component to the Company’s compensation program is vital to align the executive officers’ interests with equity holders’ interests through shared ownership.

Long-Term Incentive Plan

Based on discussions with Meridian, on July 26, 2013, the Company’s board of directors adopted, and stockholders approved, an omnibus long-term incentive plan (the “LTIP”) that provides for the grant of a variety of awards. In connection with the closing of the initial public offering, the Company’s board granted restricted stock unit awards to certain employees (including the Named Executive Officers) that are key to the Company’s operations, pursuant to the LTIP. More specifically, concurrently with the Company’s initial public offering in 2013, the board granted under the LTIP stock-settled Restricted Stock Units (“RSUs”) to officers and employees valued at an aggregate of $78,000,000. An RSU is a notional share of the Company common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU or, in the discretion of the plan administrator, the cash equivalent to the value of a share of the Company’s common stock. The 2013 awards included RSUs granted to the Named Executive Officers in the following amounts: For the CEO, an RSU award valued at $25,000,000, with the number of RSUs subject to the award calculated based on the fair market value of the Company’s Common Stock on the date of grant, resulting in an award of 1,136,364 RSUs; and for the remaining Named Executive Officers, including Mr. Gilbert (as well as other executive officers and employees serving as first-level vice presidents (the “Officer Group”)), RSU awards valued at a total of $17,500,000 for the entire group (with the total number of RSUs granted to this group determined under the same formula as described above for the CEO, and with each executive officer’s individual RSU allocation determined by the CEO, resulting in 113,636 RSUs being awarded to each Named Executive Officer. The initial RSU awards to the CEO and the Named Executive Officers (as well as the Officer Group) will vest 20% per year over the first three years, with the remaining 40% vesting on March 31, 2017. The initial RSU awards granted to other officers and employees will vest ratably over a three-year period. It is anticipated that any such equity awards granted to officers and outside directors in the future will be subject to time-based vesting; however, except as described above with respect to the initial grants made to the Named Executive Officers in connection with the Company’s initial public offering, the board has not yet made final determinations as to the number of awards to be granted to Named Executive Officers in the future, when the awards will be granted, or the schedule on which the awards will become vested. We are in the process of establishing a grant policy for annual equity awards. The size of the awards described below were specific to our initial public offering and are not representative of the annual awards that we expect to grant in the future.

Employee Stock Purchase Plan

As described above, prior to the completion of the Company’s initial public offering, the board of directors adopted, and shareholders approved, an ESPP, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount following the effective date of the ESPP, which is expected to be July 1, 2014. Purchases will be accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Code. A maximum of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

The Company currently maintains employment agreements with each of the Named Executive Officers other than Messrs. Margavio, Walker and Baird. Mr. Mosing’s employment agreement includes an initial term of six years, with automatic extensions for additional one-year periods unless either party provides at least 90 days advance written notice of its intent to terminate the employment relationship as of the end of the term. Under this automatic renewal feature, Mr. Mosing’s employment agreement has currently been extended through December 31, 2014. Mr. Gilbert and Mr. Webre have entered into an employment agreement with an initial term of three years, with automatic extensions on a month-to-month basis until either party provides at least 10 days advance written notice of its intent to terminate the Agreement. These two executives have concluded their initial terms and are currently under monthly renewal.

The employment agreements for these three Named Executive Officers contain certain severance protections that are described in more detail below in “—Potential Payments Upon Termination or a Change in Control.” Generally, the executives who are a part of these agreements are entitled to receive, upon a qualifying termination of employment, cash payments of up to three times the sum of the executive’s base salary and bonus and continued

medical care coverage for a specific post-termination period. In addition, Mr. Mosing is entitled to accelerated vesting of any outstanding incentive compensation or stock option awards. The Company believes that severance protection provisions create important retention tools, as post-termination payments allow employees to leave the Company’s employment with value in the event of certain terminations of employment that were beyond their control. Post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in our interest without allowing personal considerations to cloud the decision-making process. In addition, the employment agreements preclude the executives from soliciting employees or competing with the Company for a period of two years following termination of employment (one year in the case of Mr. Mosing). In connection with the review performed by Meridian, the Company is currently re-evaluating the employment agreements and severance provided to determine whether these agreements will continue to meet the Company’s requirements as a public company, or whether new employment agreements will better serve the Company’s goals and requirements on a going-forward basis.

Perquisites and Other Compensation Elements

The Company offers participation in broad-based retirement, health, and welfare plans to all employees. The Company currently maintains a plan intended to provide benefits under section 401(k) of the Code where employees are allowed to contribute portions of their base compensation into a retirement account (the “401(k) Plan”). The Company provides a matching contribution at the rate of 75% of the first $4,000 deferred by an employee (i.e., up to $3,000 in matching contributions). The 401(k) Plan is designed to encourage all employees, including the participating Named Executive Officers, to save for the future.

The Company has historically provided limited perquisites for its Named Executive Officers. The Company believes that providing perquisites such as an automobile allowance, and in some cases, club dues, is an important component of compensation and necessary to compete for top management. However, the Company’s perquisite practice is also being re-evaluated as part of the compensation evaluation process with Meridian, so the perquisites offered to the Named Executive Officers in the future may change.

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year. Compensation that is “performance based” is excluded from this limitation. For compensation to be “performance based,” it must meet certain criteria, including being payable only upon the attainment of predetermined, objective performance goals based upon performance criteria approved by the Company’s stockholders and having such goals be established and the attainment of which certified by a committee of the Supervisory Board that consists only of “outside directors.” While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders. Regardless, section 162(m) of the Code provides that certain compensation of corporations which are privately held and which become publicly held in an initial public offering will not be subject to the deduction limitations of section 162(m) for a transition period following such initial public offering. It is anticipated that the Company’s annual bonuses and certain awards of equity compensation may satisfy the requirements of this exception during the transition period.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards that may be granted to our employees, including executive officers, pursuant to the long-term incentive plan the Company has adopted in connection with the initial public offering will be reflected in the

Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

Risk Assessment

The Company’s board of directors has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	the Company’s overall compensation levels are competitive with the market; and

•	the Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, and (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company. Further, facets of compensation that incentivize these executives but mitigate risk-taking has been and will continue to be one of the many factors considered by the informal compensation committee or other compensation committee, the FII Board, and the Supervisory Board (as applicable) during its review of the Company’s compensation programs and during the design of new programs that have become, or may yet become, effective in connection with the Company’s transition to being a publicly traded company. In the future, the compensation committee or the Supervisory Board will seek to ensure that any changes made to the compensation programs following the completion of the Company’s initial public offering do not encourage excessive and unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Stock ownership guidelines have not currently been implemented for our Named Executive Officers or directors. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned or granted during the 2013 and 2012 fiscal years by the Named Executive Officers as of December 31, 2013:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Donald Keith Mosing Chairman of the Supervisory Board, Director, Chief Executive Officer and President	2013	750,023	—	23,897,735	8,788,001	749,982	24,025	34,209,766
	2012	746,782	—	—	9,050,000	547,069	30,825	10,374,676

Mark G. Margavio Chief Financial Officer	2013	297,806	50,000	2,389,765	—	165,323	66,000	2,968,894
	2012	287,239	184,000	—	—	68,935	66,000	606,174

W. John Walker Vice President of International Operations	2013	347,471	526,270	2,389,765	—	266,299	94,705	3,624,510
	2012	223,730	450,000	—	—	91,881	113,000	878,611

C. Michael Webre Vice President of Engineering	2013	378,047	150,000	2,389,765	—	69,622	66,000	3,053,434
	2012	361,340	213,000	—	—	32,367	66,000	672,707

Brian D. Baird Vice President, Chief Legal Officer and Secretary	2013	277,987	50,000	2,389,765	—	171,923	66,000	2,955,675

Robert R. Gilbert Executive Vice President and Chief Operating Officer—U.S. Services and Pipe and Products	2013	409,278	150,000	2,389,765	—	136,829	71,754	3,157,626
	2012	382,354	212,100	—	—	62,247	71,662	728,363

(1)	The amounts reflected in this column include total annual salary for the fiscal year, regardless of whether any of these amounts were deferred under our deferred compensation arrangements.
(2)	The amounts reflected in this column are the discretionary cash bonuses that were paid in November 2013 with respect to 2013 for the Named Executive Officers other than Mr. Mosing.
(3)	The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted in 2013 pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 14 to our Consolidated Financial Statements for the 2013 Fiscal Year within our Form 10-K, filed with the SEC on March 4, 2014, for more details on the valuation assumptions for these equity awards.
(4)	The amount reflected in this column for Mr. Mosing reflects the performance-based bonus amount for 2013, which is based on a percentage of the Company’s EBITDA for the year.
(5)	The amounts reflected in this column for the 2013 year reflect the portion of the earnings that accrued under the Deferred Compensation Plan in 2013 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate.
(6)	The amounts reflected in this column for the 2013 year include the specific items reflected in the following table. The annual perquisite amounts include an automobile allowance for each named executive officer ($12,000), the expensing of gasoline purchases and tolls for the executive’s personal use of his car ($1,000), and for Messrs. Mosing and Gilbert, the payment of monthly country club dues (annualized at $8,025 and $5,754, respectively).

Name	Company Contributions Under Deferred Compensation Plan ($)	Employer Matching Contributions Under 401(k) Plan ($)	Perquisites ($)	Total ($)
Donald Keith Mosing	—	3,000	21,025	24,025
Mark G. Margavio	50,000	3,000	13,000	66,000
W. John Walker	50,000	—	14,705	64,705
Michael Webre	50,000	3,000	13,000	66,000
Brian D. Baird	50,000	3,000	13,000	66,000
Robert R. Gilbert	50,000	3,000	18,754	71,754

Grants of Plan-Based Awards for 2013

	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name		Target (1)	(#)	($)(2)
Donald Keith Mosing	8/14/2013	$—	1,136,364	23,897,735
Mark G. Margavio	8/14/2013	—	113,636	2,389,765
W. John Walker	8/14/2013	—	113,636	2,389,765
C. Michael Webre	8/14/2013	—	113,636	2,389,765
Brian D. Baird	8/14/2013	—	113,636	2,389,765
Robert R. Gilbert	8/14/2013	—	113,636	2,389,765

(1)	Pursuant to the terms of his current employment agreement, Mr. Mosing was entitled in 2013 to an annual bonus award in an amount equal to 2% of the Company’s EBITDA for the year. This amount was not subject to any threshold or maximum levels, and since the Company did not establish an EBIDTA target for the year, there was accordingly, no targeted bonus amount for Mr. Mosing.
(2)	See footnote #3 in the Summary Compensation Table above for information on the value of the RSUs granted in 2013.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2013 Fiscal Year

Employment Agreements. As noted above, three of the Named Executive Officers are currently party to an employment agreement with the Company. Under these employment agreements, Messrs. Mosing, Gilbert, and Webre are entitled to certain base salary, annual bonus payment, and perquisite protections. For example, in each of these employment agreements, the Named Executive Officer’s base compensation can generally be increased but not decreased during the term of the employment agreements. For this purpose, “base compensation” is defined in the employment agreements of Messrs. Gilbert and Webre as including the executive officer’s salary, annual bonus, automobile allowance, and other accrued benefits as of the effective date of the agreement. In addition, Mr. Mosing’s employment agreement currently provides for an annual bonus that is equal to 2% of the Company’s EBITDA for the year, which annual bonus can never be less than the percentage of base salary awarded to any other executive officer as a bonus for the same year, but it is expected that the Supervisory Board will evaluate this practice and determine the appropriate bonus arrangement to recommend for Mr. Mosing going forward. Finally, each of these executive officers is also entitled to a monthly automobile allowance under their employment agreements.

Grants of Plan Based Awards. The RSUs granted to the Named Executive Officers under our LTIP will be subject to a vesting schedule that will vest the awards 20% per year over the first three years, with the remaining 40% vesting on March 31, 2017. The RSUs may also be accelerated upon certain terminations of employment or our change in control, as described in more detail below in “—Potential Payments Upon Termination or a Change in Control.”

Mr. Mosing’s non-equity incentive plan award has been described in greater detail above in the CD&A.

Salary and Bonus in Proportion to Total Compensation. The table below reflects the portion of salary and discretionary bonus amounts that each Named Executive Officer received in proportion to his total compensation for the 2013 year:

Name	Percentage of Salary and Bonus to Total Compensation
Donald Keith Mosing	2.19%
Mark G. Margavio	11.72%
W. John Walker	24.11%
C. Michael Webre	17.29%
Brian D. Baird	11.10%
Robert R. Gilbert	17.71%

Outstanding Equity Awards at 2013 Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Donald Keith Mosing	1,136,364	30,681,828
Mark G. Margavio	113,636	3,068,172
W. John Walker	113,636	3,068,172
C. Michael Webre	113,636	3,068,172
Brian D. Baird	113,636	3,068,172
Robert R. Gilbert	113,636	3,068,172

(1)	The RSUs reflected in this column will vest 20% per year on the anniversary of August 14, 2013 for the first three years, with the remaining 40% vesting on March 31, 2017.
(2)	The market value is calculated by multiplying the number of RSUs outstanding on December 31, 2013 by the closing price of our common stock on the same date, $27.00.

Pension Benefits

The Company maintains the 401(k) Plan for its employees, including the Named Executive Officers, as well as the Deferred Compensation Plan, but at this time, the Company does not sponsor or maintain a pension plan for any of its employees.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Donald Keith Mosing	416,000	—	980,019	—	9,278,600
Mark G. Margavio	10,000	50,000	184,804	11,150	887,592
W. John Walker	421,000	50,000	323,604	—	2,390,887
C. Michael Webre	112,500	50,000	87,603	—	736,274
Brian D. Baird	22,241	50,000	190,870	—	874,389
Robert R. Gilbert	71,125	50,000	168,163	—	1,298,548

(1)	The amounts reflected in this column are included in the Summary Compensation Table as part of the executive officer’s base salary and/or bonus for the 2013 year. Participants may elect to defer up to 75% of their base salary and up to 100% of bonus, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee.
(2)	The amounts reported in this column are included in the Summary Compensation Table (see the “All Other Compensation” table in Note 5 to the Summary Compensation Table). Company contributions are credited to participant accounts from year to year at the sole discretion of the employer and vest in full (along with related earnings on these contributions) after 5 years of credited service.

(3)	This column represents the aggregate earnings for 2013 for each Named Executive Officer’s account under the plan and includes earnings on the executive’s elective deferrals (which earnings are 100% vested), as well as on the Company’s discretionary contributions (which earnings are subject to a five-year vesting schedule).
(4)	This column reflects the aggregate withdrawals or distributions from the plan for each Named Executive Officer in 2013.
(5)	This column reflects the dollar amount of the total balance in each Named Executive Officer’s account under the plan as of the end of 2013. Some of these amounts are attributable to Company contributions and therefore remain subject to the vesting requirements described in Note 2 to this table above. The amounts in this column that were previously reported in the Summary Compensation Table for each executive are as follows: Mr. Mosing, $1,165,982 for 2013 and $761,280 for 2012; Mr. Margavio, $225,323 for 2013 and $128,935 for 2012; Mr. Walker, $737,299 for 2013 and $551,881 for 2012; Mr. Baird, $244,164 for 2013; Mr. Webre, $232,122 for 2013 and $112,367 for 2012; and Mr. Gilbert, $257,954 for 2013 and $195,795 for 2012.

The Frank’s Executive Deferred Compensation Plan (the “Deferred Plan”) became effective January 1, 2009. The Deferred Plan allows participants to elect to defer up to 75% of their base salary and up to 100% of bonus, commissions, or any such other cash or equity-based compensation as may be approved for deferral by the plan’s administrative committee into the plan until a specified future date or a termination of employment. Amounts that a participant defers into the Deferred Plan will be 100% vested at all times. We (or an affiliate) may also provide contributions to the Deferred Plan on a participant’s behalf, which will be accompanied by a vesting restriction that will last for a period of five years. However, vesting will be accelerated in the event of a participant’s death, his disability, our change in control, or an involuntary termination from service without cause (each term as defined below in the section titled “Potential Payments Upon Termination or a Change in Control”). If the participant’s employment is terminated for cause, or we determine that a participant has violated an agreement with us that contained non-competition or non-solicitation restrictions, the participant shall forfeit all unpaid contributions (as well as earnings thereon) that we contributed to the Deferred Plan on his behalf.

If a participant chooses to receive his account balance on a specified future date, the participant may choose to receive a lump sum payment on that date or a series of two to five installment payments that begin on that date. If a participant elects to receive his account balance upon a termination from service, all amounts other than company contributions will be paid in a single lump sum, while amounts credited to his account by us will be paid in five annual installments; however, in the event that the separation from service occurs within twenty-four months of a change in control, the amount will be paid in a single lump sum. A participant may also choose to receive his account upon his retirement, where he can choose from a single lump sum or from a series of two to ten installment payments. Payments from the Deferred Plan upon a participant’s death or disability will be paid in a single lump sum payment. The Deferred Plan will allow for earlier payments, however, in the event that a participant incurs an unforeseen emergency that may not be covered by insurance or by a liquidation of the participant’s assets (to the extent such a liquidation would not cause a substantial hardship in itself), or if necessary to comply with a domestic relations order.

While the participant has an account in the Deferred Plan, the participant may choose to deem his account invested in one or more of the investment options the Deferred Plan’s administrator has chosen for the plan, which may include our common stock. The deemed investment options are selected by the plan’s administrative committee, which can add or remove deemed investment options from the plan’s menu from time to time. Participants can select and change their deemed investment allocations at any time.

Potential Payments Upon Termination or a Change in Control

Current Employment Agreements

Under the terms of Mr. Mosing’s current employment agreement, upon a termination by the Company without “good cause” (as such term is defined below), the executive is entitled to continue to receive his full salary and benefits (including payment of any annual bonuses) for a period of three years following his termination date, and any outstanding incentive or stock option awards held by the executive will become immediately vested. If Mr. Mosing’s employment is terminated by the Company without good cause within the two-year period following a “change in control” (as such term is defined in the agreement), or if Mr. Mosing terminates employment following a change in control on account of certain events that constitute good reason under the employment agreement, then (a) he will be entitled to receive a cash lump sum payment equal to three times the amount of his base salary for the year of the termination, plus three times the amount of his prior year bonus payment (which bonus amount shall be deemed to equal one-fourth of the executive’s base salary for the year in the event no bonus was awarded for the prior year), (b) he will receive continued medical care coverage (including for any covered spouse and/or dependents) for a period of three years following his termination of employment (or until the executive becomes employed by another employer sponsoring a medical plan, if earlier), along with a tax gross-up for any taxable medical benefits, and (c) any outstanding incentive compensation or stock option plan awards held by Mr. Mosing shall become immediately vested.

In the event that Mr. Mosing’s employment is terminated due to his death, he (or his estate) will be entitled to receive the compensation, including any bonus that was earned but not yet paid as of his death, that would have become payable to him during the one year period following his death. The Company would also provide his dependents with medical insurance and other benefits to which they would have been entitled to in the same one year period.

Mr. Mosing will be subject to customary non-competition and non-solicitation restrictions for a one year period following his termination of employment with us for any reason.

The employment agreements with Messrs. Gilbert and Webre provide a severance payment equal to three (3) times the sum of the executive’s base salary, automobile allowance, annual bonus, and benefits accrued on the effective date of the agreement upon a termination of employment by the Company without “cause” (as such term is defined below), plus payment of COBRA premiums for 12 months following the termination of employment. If the executive resigns for “good reason” (as such term is defined below) within three years following a “change of control” (as such term is defined below), he is entitled to continue receiving his base compensation in accordance with the Company’s standard payroll practices until the earlier of 12 months following termination of employment or the date that the executive commences full-time employment with another employer (and to also receive payment of COBRA premiums during this same period). If the executive’s employment is terminated due to his death or “disability” (as such term is defined in the employment agreement), he will be entitled to a lump sum payment equal to his pro-rata portion of the annual bonus for the year of such termination, based on his length of service in such year.

The following terms are defined under the current employment agreements for Messrs. Mosing, Gilbert, and Webre, as described below:

•	“Good Cause” includes the following circumstances under Mr. Mosing’s employment agreement, if such circumstances (other than item (a) below) are not cured within 10 business days following written notice from the board that describes the failure in reasonable detail and indicates the steps the employer requires as part of its cure: (a) conviction of either a felony involving moral turpitude or any crime in connection with the executive’s employment with the Company that causes the Company a substantial detriment (does not include traffic offenses), (b) actions or inactions that clearly are contrary to the Company’s best interests; (c) the executive’s willful failure to take lawful actions that are necessary for implementation of any policies established by the board that have been communicated to the executive in writing or that are reflected in the meeting minutes of any board meeting that executive has attended; (d) the executive’s continued failure to attend to his duties as an executive officer, following written notice from the board regarding this failure; or (e) any condition that resulted from the executive’s substantial dependence on alcohol, any narcotic drug, or any other controlled or illegal substance.

•	“Cause” includes the following circumstances under the employment agreements for each of Messrs. Gilbert’s and Webre: (a) misconduct; (b) misappropriation of the Company’s assets; (c) conviction of, or a plea of guilty or no contest to, any felony under any federal or state laws; (d) commission of the act of any fraud against or appropriation of any property belonging to the Company; (e) a material breach of any confidentiality or proprietary information agreement between the executive and the Company; and (f) continued unsatisfactory performance after being provided a written warning and at least 30 days to improve performance.

•

“Good reason” shall exist under Mr. Mosing’s termination if, following a change in control, any of the following occur, as compared to such circumstances existing prior to the change in control: (a) a reduction of the executive’s base salary or potential bonus level or any incentive compensation or stock option plan benefit; (b) a relocation of the executive’s office (or of the principal executive office) to a location that is more than 35 miles from the prior location; (c) requiring the executive to travel to a substantially greater extent to perform the same duties; (d) failing to provide the executive with substantially equivalent benefits as those enjoyed by the executive under the Company’s health and welfare programs, disability plans, and incentive compensation or stock option plans in which the executive was previously participating; (e) materially reducing any such benefits or depriving the executive of any material fringe benefit enjoyed by the executive; (f) failing to provide the executive with at least the same number of paid vacation days to which the executive is entitled on the basis of years of service (giving credit for time served at prior employers); or (g) the executive’s voluntary termination of employment within two years following the change in control as a result of the executive’s good faith determination that as a result of the change in control, the executive can no longer adequately exercise the authorities, functions, or duties attached to the executive’s position as an executive officer of the Company.

•	“Good reason” under the employment agreements of Messers. Gilbert and Webre include a resignation within 60 days of any of the following events (a) a reduction in salary or bonus; (b) a change in the executive’s position with the Company or a successor company that substantially reduces the executive’s duties or responsibilities; (c) a change in title without the express written consent; or (d) a requirement that the executive relocate his place of employment outside of the United States.

•	“Disability” for purposes of the employment agreements for Messrs. Gilbert and Webre means the executive’s inability to carry out his material duties under the agreement for more than six months in any 12 consecutive month period as a result of his incapacity due to mental or physical illness or injury.

•	“Change in control” for purposes of Mr. Mosing’s employment agreement shall generally mean (a) the obtaining by any party or group of 50% or more of the Company’s voting shares pursuant to a “tender offer”; (b) members of the board fail to constitute a majority of the members of the board following a shareholder meeting that involves a contest for the election of directors; (c) the Company executes an agreement for the sale of all of its assets to an unrelated purchaser; (d) the Company adopts a plan of dissolution of liquidation; or (e) the Company enters into an agreement for a merger or consolidation in which it is not the surviving corporation or in which less than 50% of the surviving corporation’s outstanding voting stock is held by the Company’s prior shareholders.

•	“Change of control” for purposes of the employment agreements of Messrs. Gilbert and Webre shall mean (a) the sale, transfer, or other disposition of all or substantially all of the assets of FCC, or (b) the public offering for sale of FCC’s stock.

Deferred Compensation Plan

Each of the Named Executive Officers is entitled to accelerated vesting of the amount of any unvested Company discretionary contributions that have been credited to the officer’s account under the Deferred Compensation Plan upon the occurrence of the earliest of the death of the executive while actively employed, the disability of the executive, a change in control, or an involuntary termination of employment other than for cause. For purposes of this accelerated vesting provision, the following definitions apply:

•	“Disability” means that the participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months: (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under one of our accident or health plans.

•	“Change in control” for purposes of the Deferred Compensation Plan means a change in the ownership of the employer, a change in the effective control of the employer, or a change in the ownership of a substantial portion of the assets of the employer, all as defined under section 409A of the Code.

•

“Cause” means the participant’s conviction of a felony or other crime; the participant’s commission of any act against the Company constituting willful misconduct, dishonesty, fraud, theft, or embezzlement; the participant’s failure to perform any material services, duties, or responsibilities or to comply with the policies or procedures established by the Company; the participant’s breach of any agreement entered into with the Company prior to or within one year following a termination of employment; the participant’s dependence on any addictive substance; the destruction of or material change to the Company’s property caused by willful or grossly negligent conduct; or the willful engaging by the participant in any other conduct that is demonstrably injurious to the Company.

LTIP Awards (Restricted Stock Units)

The RSUs granted to the Named Executive Officers during 2013 will receive accelerated vesting upon a termination of employment due to death, disability, an involuntary termination or a normal retirement. The awards will also accelerate in the event that we incur a change in control. As defined in the RSU award agreements, each of the terms have the following meaning:

•	“Disability” will be defined the same as in any applicable employment agreement for the executive. If the executive does not have an employment agreement, a “Disability” will be defined as the executive’s inability to perform his duties or fulfil his obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months.

•	A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% of more of either out then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our stockholders approve our complete liquidation or dissolution.

•	An “Involuntary Termination” means a termination of employment without cause, or by the executive for good reason. The terms “Cause” and “Good Reason” shall have the same meaning as given in an applicable employment agreement for Messrs. Mosing, Webre and Gilbert. Otherwise, “Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his duties; (ii) has failed without proper legal reason to perform his duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by us or our affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to us or our affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to us or our affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction). “Good Reason” will generally be found if the executive’s base salary is materially decreased, there is a material diminution in his authority or responsibilities, or we require an involuntary relocation of his place of employment by more than 75 miles.

•	“Retirement” is defined as a termination of employment (other than an involuntary termination or a termination for cause) that occurs after the executive has reached the age of 59 1⁄2 and providing at least five years of service to us or our affiliates.

The following table quantifies the potential payments and benefits that the Company would provide to its Named Executive Officers in connection with a termination of employment and/or change in control, pursuant to the terms of the existing employment agreements that were in effect on December 31, 2013 for each of Messrs. Mosing, Gilbert, and Webre, the Deferred Compensation Plan, and the LTIP awards. Each value below represents our best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of our common stock on December 31, 2013 of $27.00. As Mr. Mosing is the only Named Executive Officer that would be eligible for a Retirement pursuant to the RSU agreements, we have not included a separate column below solely for Retirement. Upon such a Retirement, Mr. Mosing would be eligible to receive the accelerated vesting of his outstanding RSUs, which are currently valued at $30,681,828.

Executive	Termination of Employment by the Company Without Cause ($)	Termination of Employment for Death ($)(1)	Termination of Employment by Executive for Good Reason following a Change in Control ($)(2)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)
Donald Keith Mosing (3)	28,775,446	9,575,352	29,561,443	N/A
Cash Payments
Accelerated Equity	30,681,828	30,681,828	30,681,828	30,681,828
Accelerated Deferred Compensation	0	0	N/A	0
Total	59,457,274	40,257,180	60,243,271	30,681,828

Mark G. Margavio
Cash Payments	N/A	N/A	N/A	N/A
Accelerated Equity	3,068,172	3,068,172	3,068,172	3,068,172
Accelerated Deferred Compensation	252,913	252,913	N/A	252,913
Total	3,321,085	3,321,085	3,068,172	3,321,085

W. John Walker
Cash Payments	N/A	N/A	N/A	N/A
Accelerated Equity	3,068,172	3,068,172	3,068,172	3,068,172
Accelerated Deferred Compensation	391,735	391,735	N/A	391,735
Total	3,459,907	3,459,907	3,068,172	3,459,907

Brian D. Baird
Cash Payments	N/A	N/A	N/A	N/A
Accelerated Equity	3,068,172	3,068,172	3,068,172	3,068,172
Accelerated Deferred Compensation	288,202	288,202	N/A	288,202
Total	3,356,374	3,356,374	3,068,172	3,356,374

C. Michael Webre
Cash Payments	1,660,737	N/A	553,579	N/A
Accelerated Equity	3,068,172	3,068,172	3,068,172	3,068,172
Accelerated Deferred Compensation	192,338	192,338	N/A	192,338
Total	4,921,247	3,260,510	3,621,751	3,260,510

Robert R. Gilbert
Cash Payments	1,733,418	N/A	577,806	N/A
Accelerated Equity	3,068,172	3,068,172	3,068,172	3,068,172
Accelerated Deferred Compensation	180,000	180,000	N/A	180,000
Total	4,981,590	3,248,172	3,645,978	3,248,172

(1)	Although the existing employment agreements for each of Messrs. Gilbert and Webre provide for a pro-rata annual bonus payment for the year of the executive officer’s termination of employment by reason of death or disability, because such termination date is assumed for purposes of this table to be December 31, 2013, and bonuses for such year were already paid in full prior to such date, no amount is included in this column for payments made under the existing employment agreements for these executive officers.
(2)	The amounts reflected in this column for Mr. Mosing include a tax gross-up on his medical insurance premium payments, which was calculated assuming a 35% marginal tax bracket.

(3)	For purposes of calculating the potential payments to Mr. Mosing upon a qualifying termination of employment, the annual bonus payment received by Mr. Mosing with respect to 2013 would typically be used to calculate the severance amount for a termination by the Company without cause. In calculating the severance amount for a termination following a change in control, the annual bonus payment received by Mr. Mosing with respect to 2012 was used, as prescribed by the terms of his employment agreement, which require the prior year bonus amount to be included in the severance multiple for such circumstances.

Director Compensation

The Company’s board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a significant portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages seen at the Company’s peer group. Based on this decision, the director compensation program for the portion of the 2013 that followed our initial public offering consisted of an annual retainer compensation package for the non-employee directors valued at approximately $150,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $100,000 is expected paid in a grant of restricted stock units under the LTIP. In addition, the Company will pay the audit committee chairman and each audit committee member an annual amount of $20,000 and $10,000, respectively. The Company currently pays meeting fees in the amount of $1,500 for attendance at each board meeting. The cash amounts paid were pro-rated for the 2013 year due to our initial public offering and the date that the directors began providing services, and varied for each director depending on the date they were appointed to the Supervisory Board and the committee on which they served in 2013. We did not grant the 2013 RSU awards to our directors until the beginning of 2014, so they will not be reflected in the table below, but we consider a portion of the grants to be attributable to services provided in the latter part of the 2013 year. Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sheldon Erikson	41,000	—	—	41,000
Michael C. Kearney	20,500	—	—	20,500
Gary P. Luquette	18,000	—	—	18,000
Donald Keith Mosing	(1)	(1)	(1)	(1)
Kirkland D. Mosing (2)	168,688	7,983	18,096	194,767
Steven B. Mosing (2)	155,558	52,605	14,893	223,056

(1)	For a description of Mr. Mosing’s compensation with respect to his service as Chief Executive Officer and President of the Company during the 2013 year, see the Summary Compensation Table above.
(2)	Although employee-directors do not receive additional compensation for their service on the board of directors, two of the members of our board of directors that are also employees are disclosed in the table above. Under SEC rules regarding related party transactions, compensation that these two employees receive must be disclosed within our proxy statement. The information in the table for Mr. Kirkland Mosing and Mr. Steven Mosing show the amount of compensation that each of these employee-directors received solely with respect to their service as employees during the 2013 year.
(3)	For the employee-directors, the amounts reflected here are salary amounts rather than director fees.
(4)	The amounts reflected in this column reflect the portion of the earnings that accrued under the Deferred Compensation Plan in 2013 that were determined to be above-market or preferential under the SEC’s rules, using 120% of the applicable federal long-term rate as the reference rate.
(5)	The amounts in this column are comprised of a 401(k) plan matching contribution that we made on each employee’s behalf in the amount of $3,000, an automobile allowance in the amount of $9,600 for each employee, and a gas stipend in the amount of $5,496 for Mr. Kirkland Mosing and $2,293 for Mr. Steven Mosing.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 with respect to equity compensation plans under which our common stock is authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders	3,519,410	$21.03	16,480,590

Equity compensation plans not approved by our shareholders	—	—	—

Total	3,519,410	$21.03	16,480,590

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013 with management and with the independent registered public accountants;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•	reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and chief accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2013 with management and PricewaterhouseCoopers Accountants N.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2013 be approved by the Supervisory Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Supervisory Board of Directors

Michael C. Kearney

Sheldon R. Erikson

Gary P. Luquette

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2013	2012
Audit Fees	$1,896,195	$631,444
Audit-Related Fees	—	—
Tax Fees	37,052	37,525
All Other Fees	750,950	8,074

Total	$2,684,197	$677,043

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements, the review of financial statements included in our Quarterly Reports Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees.” The amount in 2013 relates primarily to services performed in connection with our initial public offering.

The Audit Committee has adopted procedures for the approval of PricewaterhouseCoopers LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 32 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

TRANSACTIONS WITH RELATED PERSONS

Limited Partnership Agreement of FICV

The Company is a holding company whose sole material assets consist of indirect general and limited partnership interests in Frank’s International C.V. (“FICV”). As the indirect sole shareholder of the general partner of FICV, the Company is responsible for all operational, management and administrative decisions relating to FICV’s business and consolidates the financial results of FICV and its subsidiaries.

FICV is a limited partnership that was formed to act as a holding company of various U.S. and foreign operating companies engaged in the Company’s business. Prior to the Company’s initial public offering, the Company’s foreign operating companies were owned directly or indirectly by the Company, and the Company’s U.S. operating companies were owned directly or indirectly by Mosing Holdings, which is owned by members of the Mosing family. In connection with the Company’s initial public offering, the Company contributed all of its foreign operating subsidiaries and a portion of the proceeds from its initial public offering to FICV, and Mosing Holdings contributed all of the Company’s U.S. operating subsidiaries (excluding certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies) to FICV. The Company entered into real estate lease agreements and an aviation services agreement with customary terms for continued use of the real estate and aircraft. See “—Transactions with Directors, Executive Officers and Affiliates.”

In exchange for this contribution,

(i)	The Company (indirectly) holds a 74.2% limited partnership interest and a 0.1% general partnership interest in FICV; and

(ii)	Mosing Holdings holds a 25.7% limited partnership interest in FICV.

In accordance with the limited partnership agreement, net profits and net losses of FICV are allocated to its members on a pro rata basis in accordance with their respective percentage of interest in FICV. Accordingly, net profits and net losses of FICV are initially allocated 74.3% to the Company (of which 74.2% relates to the limited partnership interest and 0.1% relates to the general partnership interest held indirectly by the Company) and 25.7% to Mosing Holdings.

The Company will generally be subject to U.S. federal, state and local income taxes on its proportionate share of FICV’s taxable income attributable to U.S. operations. The Company may also incur U.S. branch profits tax on its proportionate share of FICV’s taxable income attributable to U.S. operations. The U.S. branch profits tax is imposed on a non-U.S. corporation’s “dividend equivalent amount,” which generally consists of the corporation’s after-tax earnings and profits (as determined under U.S. federal income tax principles) that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. The limited partnership agreement of FICV provides for distributions to be made at the discretion of the general partner on a pro rata basis to the holders of FICV interests for purposes of funding the holders’ tax obligations with respect to the income of FICV allocated to them. Generally, these tax distributions are computed based on the Company’s estimate of the taxable income of FICV allocable to a holder of FICV interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in Louisiana.

The Company’s Articles and FICV’s limited partnership agreement provide for customary mechanisms to ensure that (i) the Company’s percentage interest in FICV will always equal the percentage of the total number of outstanding shares of Common Stock and Preferred Stock (collectively, “FINV Stock”) represented by its outstanding Common Stock and (ii) Mosing Holding’s (together with any permitted transferee’s) percentage interest in FICV will always equal the percentage of the total number of outstanding shares of the Company’s Common Stock represented by its outstanding Preferred Stock. In this regard, the FICV limited partnership agreement provides that at any time the Company issues a share of its Common Stock, the net proceeds received by the Company with respect to such share, if any, shall be concurrently transferred to FICV and FICV will issue to the Company an additional percentage interest in FICV such that the Company’s total interest in FICV will be equal to (i) the total number of shares of the Company’s Common Stock issued and outstanding divided by (ii) the total number of issued and outstanding FINV Stock, in each case taking into account the newly issued shares of Common Stock. Conversely, if at any time, any shares of Common Stock of the Company are redeemed, FICV shall, immediately prior to such redemption, redeem a proportionate percentage of interest in FICV held indirectly by the Company, upon the same terms and for the same price, as the shares of the Company’s Common Stock are redeemed.

For purposes of any transfer or exchange of Preferred Stock and limited partnership interests in FICV, the Company’s Articles and the partnership agreement of FICV contain provisions linking each share of Preferred Stock in the Company to a proportionate portion of the limited partnership interest in FICV held by Mosing Holdings or its permitted transferee, which portion at any time will equal the total limited partnership interest in FICV held by Mosing Holdings or its permitted transferee divided by the total number of issued and outstanding shares of Preferred Stock of the Company (each such portion being referred to as an “FICV Portion”). Shares of Preferred Stock cannot be transferred unless simultaneously with an equal number of FICV Portions and vice versa.

Mosing Holdings (or any of its permitted transferees) has the right to convert all or a portion of its Preferred Stock into the Company’s Common Stock by delivery to the Company of an equivalent number of FICV Portions. In connection with such conversion, Mosing Holdings or its permitted transferees is also entitled to receive an amount of cash equal to the par value of each share of Preferred Stock so converted plus any accrued but unpaid dividends thereon.

The above mechanism is subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Tax Receivable Agreement

Pursuant to a Tax Receivable Agreement among the Company, Mosing Holdings and FICV, Mosing Holdings and its permitted transferees may exchange their FICV Portions for cash accompanied by the conversion of such shares into shares of the Company’s Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions (the “Exchange”). FICV intends to make an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), effective for each taxable year in which an Exchange occurs. Pursuant to the Section 754 election, each future Exchange is expected to result in an adjustment to the tax basis of the tangible and intangible assets of FICV, and these adjustments will be allocated to the Company. Certain of the adjustments to the tax basis of the tangible and intangible assets of FICV described above would not have been available absent these future Exchanges. The anticipated basis adjustments are expected to reduce the amount of tax that the Company would otherwise be required to pay in the future. These basis adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Company has entered into a tax receivable agreement with Mosing Holdings. This agreement generally provides for the payment by the Company of 85% of actual reductions, if any, in payments of U.S. federal, state and local income tax or franchise tax (which reductions are referred to as “cash savings”) in periods following its initial public offering as a result of (i) the basis increases resulting from the Exchanges and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments under the tax receivable agreement. In addition, the tax receivable agreement provides for payment by the Company of interest earned from the due date (without extensions) of the corresponding tax return to the date of payment specified by the tax receivable agreement.

The payment obligations under the tax receivable agreement are the Company’s obligations and are not obligations of FICV. The term of the tax receivable agreement commenced upon the completion of the Company’s initial public offering and will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the tax receivable agreement.

Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the relative value of the Company’s U.S. and international assets at the time of the exchange, the price of the Company’s Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income the Company realizes in the future and the tax rate then applicable, the Company’s use of loss carryovers and the portion of its payments under the tax receivable agreement constituting imputed interest or depreciable or amortizable basis. The Company expects that the payments that it will be required to make under the tax receivable agreement will be substantial. There may be a substantial negative impact on the Company’s liquidity if, as a result of timing discrepancies or otherwise, (i) the payments under the tax receivable agreement exceed the actual benefits the Company realizes in respect of the tax attributes subject to the tax receivable agreement and/or (ii) distributions to us by FICV are not sufficient to permit the Company to make payments under the tax receivable agreement subsequent to the payment of taxes and other obligations. The payments under the tax receivable agreement will not be conditioned upon a holder of rights under a tax receivable agreement having a continued ownership interest in either FICV or the Company.

The tax receivable agreement provides that the Company may terminate it early. If the Company elects to terminate the tax receivable agreement early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the tax receivable agreement (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that it has sufficient taxable income to fully utilize such benefits and that any FICV interests that Mosing Holdings or its transferees own on the termination date are deemed to be exchanged on the termination date). Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits. In addition, payments due under the tax receivable agreement will be similarly accelerated following certain mergers or other changes of control. In these situations, the Company’s obligations under the tax receivable agreement could have a substantial negative impact on the Company’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments under the tax receivable agreement will be based on the tax reporting positions that the Company will determine. Although the Company is not aware of any issue that would cause the IRS to challenge a tax basis increase or other benefits arising under the tax receivable agreement, the holders of rights under the tax receivable agreement will not reimburse the Company for any payments previously made under the tax receivable agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after the Company’s determination of such excess. As a result, in such circumstances, the Company could make payments that are greater than the Company’s actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company’s liquidity.

Decisions made by Mosing Holdings and certain members of the Mosing family in the course of running the Company’s business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by Mosing Holdings or its permitted transferees under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase Mosing Holdings tax liability without giving rise to any rights of Mosing Holdings to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement, if any, will be made pro rata among all parties to the tax receivable agreement entitled to payments on an annual basis to the extent the Company has sufficient taxable income to utilize the increased tax benefits. The availability of sufficient taxable income to utilize the increased tax benefits will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year.

Payments are generally due under the tax receivable agreement within five days following the determination of the applicable tax benefit, which generally is required to occur within 60 days of the filing of the Company’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of interest equal to LIBOR plus 5% from the due date. Except in cases where the Company elects to terminate the tax receivable agreement early, the tax receivable agreement is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due, generally the Company may elect to defer payments under the tax receivable agreement if it does not have available cash to satisfy its payment obligations under the tax receivable agreement or if the Company’s contractual obligations limit its ability to make these payments. Any such deferred payments would accrue interest at a rate of interest equal to LIBOR plus 5%. The Company has no present intention to defer payments under the tax receivable agreement.

Because the Company is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on the ability of FICV to make distributions to it in an amount sufficient to cover the Company’s obligations under such agreements; this ability, in turn, may depend on the ability of FICV’s subsidiaries to provide payments to it. The ability of FICV and its subsidiaries to make such distributions will be subject to, among other things, the applicable provisions of Dutch law that may limit the amount of funds available for distribution and restrictions in the Company’s debt instruments. To the extent that the Company is unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its Common Stock.

FICV Management Agreement

The Company entered into the FICV management agreement with Frank’s International LP B.V., Frank’s International Management B.V. and Mosing Holdings, which constitute the partners in FICV, with respect to the operation and management of FICV in order to facilitate the activities of the Company as a publicly traded company. The FICV management agreement provides for the consent of the FICV partners to facilitate (i) the Company’s percentage interest in FICV remaining equal to the percentage of the total number of outstanding shares of FINV Stock represented by the Company’s outstanding common stock and (ii) Mosing Holdings’ (together with any permitted transferee’s) percentage interest in FICV remaining equal to the percentage of the total number of outstanding shares of FINV Stock represented by the Company’s outstanding Preferred Stock. Please see “—Limited Partnership Agreement of FICV.”

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s initial public offering, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the Company’s initial public offering. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate, under which the Company incurred rental expense of $1.3 million for the year ended December 31, 2013. The Company expects to incur rental expense of approximately $4.3 million per year for the remainder of the real estate lease agreements. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft, under which it did not incur charter service expenses during the year ended December 31, 2013. The Company expects to incur rental expense of approximately $2.5 million per year for the remainder of the aviation services agreements.

The Company has engaged in transactions with certain of its directors, executive officers and affiliates. In 2012, the Company made distributions of two promissory notes to Ginsoma C.V. (“Ginsoma”) and FWW, which are entities controlled by the Mosing family, in an aggregate amount of $484.0 million. Subsequent to its issuance, the promissory note payable to Ginsoma was assigned to FWW. The Company used a portion of the net proceeds from its initial public offering to repay in full these outstanding notes payable during the year ended December 31, 2013. At the time of repayment, the notes payable had an outstanding balance of $415.3 million. The Company made principal payment of $415.3 million and incurred interest expense of $0.7 million related to the notes payable during the year ended December 31, 2013.

In addition, in 2012, the Company issued a note payable to its chief executive officer, in an amount of $2.88 million in connection with a deferred bonus payment. The Company repaid the note in full during the year ended December 31, 2013. At the time of repayment, the note payable had an outstanding balance of $2.88 million. For the year ended December 31, 2013, the Company made payments of principal of $2.88 million and incurred interest expense of $92,400.

In 2011, the Company issued various notes payable to certain members of the Mosing family in connection with its purchase of aircraft. The Company transferred these notes to Mosing Holdings in connection with its initial public offering. The table below presents information regarding these notes payable prior to transferring them to Mosing Holdings:

			Payments Made During the Year Ended December 31, 2013
Related Party	Note Payable Amount	Amount Outstanding at Transfer	Principal	Interest	Total
Donald Keith Mosing—chief executive officer	$1,000,000	$645,832	$127,048	$23,921	$150,969
William B. Mosing—sibling of the Company’s chief executive officer	1,000,000	645,832	127,048	23,921	150,969
Gregory S. Mosing—sibling of the Company’s chief executive officer	500,000	322,916	63,524	11,961	75,485
Sharon M. Miller—cousin of the Company’s chief executive officer	500,000	322,916	63,524	11,961	75,485
Alice M. Mosing—spouse of the Company’s chief executive officer	100,000	64,584	12,705	2,392	15,097

Total	$3,100,000	$2,002,080	$393,849	$74,156	$468,005

The Company has entered into various operating leases with Mosing Land & Cattle Company of Texas, LLC, Mosing Properties LP, Kinetic Motion, Inc. (through its wholly owned subsidiary, Western Airways, Inc.), 4-M Ranch, L.L.C. and Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC), each of which are entities owned by the Company’s chief executive officer and certain other members of the Mosing family to lease office space and aircraft from such entities. Rent expense related to these leases was $2.8 million, $3.0 million and $5.9 million for the years ended December 31, 2011, 2012 and 2013, respectively. The expiration date of the operating leases currently in place ranges from 2014 to 2023, unless otherwise extended, and the Company expects to incur approximately $37.4 million during the remainder of the terms of these leases.

In connection with its initial public offering, the Company transferred receivables to subsidiaries of Mosing Holdings due from the Company’s chief executive officer and certain members of the Mosing family relating to amounts owed to such subsidiaries for split-dollar life insurance policy premiums that they maintain. The table below presents additional information regarding the split-dollar life insurance policy premiums that were transferred:

Related Party	Amount Outstanding at Transfer
Donald Keith Mosing—chief executive officer	$1,054,866
William B. Mosing—sibling of the Company’s chief executive officer	1,219,871
Gregory S. Mosing—sibling of the Company’s chief executive officer	557,600
Alice M. Mosing—spouse of the Company’s chief executive officer	366,254
Kirkland D. Mosing—cousin of the Company’s chief executive officer and Supervisory Director	440,588
Steven B. Mosing—cousin of the Company’s chief executive officer and Supervisory Director	720,000

Total	$4,359,179

The receivables will be collected either directly from the executive officer, if employment terminates other than by death, or from the executive officer’s beneficiary, if employment terminates due to death of the executive officer.

In 2012, the Company received a death benefit payment of $4.9 million related to the passing of Larry Mosing, the uncle of the Company’s chief executive officer. In connection with the Company’s initial public offering, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute these split-dollar life insurance policies and the associated accounts receivable, such that they were not contributed to FICV. Accordingly, the Company no longer maintains or records receivables related to these split-dollar life insurance policies.

In June 2013, Mosing Holdings made a distribution in an aggregate amount of $46.5 million to its owners.

Registration Rights Agreement

Mosing Holdings and FWW and certain of their transferees entered into a registration rights agreement with the Company. The registration rights agreement covers all 52,976,000 shares of Preferred Stock and 119,024,000 shares of Common Stock owned by Mosing Holdings and FWW, respectively. Pursuant to this agreement, the parties to the agreement may cause the Company to register their shares of Common Stock under the Act and to maintain a shelf registration statement effective with respect to such shares.

Voting Agreement

Mosing Holdings, FWW and certain members of the Mosing family entered into a voting agreement pursuant to which each shareholder agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is initially Donald Keith Mosing, the Company’s chief executive officer.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In connection with the initial public offering in August 2013, the Company’s then Supervisory Board adopted a written Related Party Transactions Policy and approved the applicable related party transactions at that time. Pursuant to this policy, the audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the audit committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock or Preferred Stock;

•	each of the Company’s named executive officers;

•	each member of the Company’s Supervisory Board and Management Board and each director nominee; and

•	all of the Company’s directors and executive officers as a group.

The number of shares of the Company’s Common Stock and Preferred Stock outstanding and the percentage of beneficial ownership is presented as of March 10, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock and Preferred Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or 5% or more stockholders, as the case may be.

Unless otherwise indicated, the address of each person or entity named in the table is 10260 Westheimer Rd., Houston, Texas 77042.

	Common Stock Beneficially Owned(1)		Preferred Stock Beneficially Owned(2)		Percentage of Total FINV Stock Beneficially Owned(3)
Name of Beneficial Owner	Number	%	Number	%
5% shareholders:
FWW B.V. (4)(5)	119,024,000	77.5%	—	—%	57.6%
Mosing Holdings, Inc. (4)(6)	—	—%	52,976,000	100.0%	25.7%
Donald E. Mosing (7)	50,000	*%	—	—%	*%
William Bradford Mosing (7)	10,000	*%	—	—%	*%
Directors and Named Executive Officers:
Donald Keith Mosing (4)(5)(6)(8)(9)	119,174,100	77.6%	52,976,000	100.0%	83.3%
Mark G. Margavio (9)	3,000	*%	—	—%	*%
W. John Walker (9)	7,500	*%	—	—%	*%
C. Michael Webre (9)	1,000	*%	—	—%	*%
Brian D. Baird (9)	1,000	*%	—	—%	*%
Robert R. Gilbert (9)	—	—%	—	—%	—%
Steven B. Mosing (4)(6)	119,094,000	77.5%	52,976,000	100.0%	83.3%
Kirkland D. Mosing (4)(6)	119,109,000	77.5%	52,976,000	100.0%	83.3%
Sheldon R. Erikson	10,000	*%	—	—%	*%
Gary P. Luquette	—	—%	—	—%	—%
Michael C. Kearney	5,000	*%	—	—%	*%
Frank’s International Management B.V. (8)	—	—%	—	—%	—%
All directors and executive officers as a group (13) persons) (9)	119,216,600	77.6%	52,976,000	100.0%	83.3%

*	Represents less than 1%.
(1)	Excludes shares of Common Stock that may be deemed to be beneficially owned by such persons due to their beneficial ownership of shares of Preferred Stock, which are convertible into an equivalent number of shares of Common Stock.
(2)	Each share of Preferred Stock entitles its holder to vote together with the Common Stock as a single class on all matters presented to the Company’s shareholders for their vote.

(3)	Represents percentage of voting power of Common Stock and Preferred Stock voting together as a single class.
(4)	Pursuant to that certain Voting Agreement dated as of July 22, 2013 (the “Voting Agreement”), entered into among Mosing Holdings, Inc., FWW B.V. and certain members of the Mosing family, the shareholders party to the agreement have agreed to vote all of their shares of Common Stock and Preferred Stock for the election of directors in the manner specified by a designated shareholder representative, which is initially Mr. Mosing. As such, Mr. Mosing is entitled to vote on decisions to vote, or to direct the voting of, the shares of Common Stock held by FWW B.V. and Mosing Holdings, Inc. Mr. Mosing disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(5)	FWW B.V. is a Dutch company with limited liability. FWW B.V. is controlled by two managing directors, including Donald Keith Mosing and Intertrust (Netherlands) B.V. (“Intertrust”), a corporate service provider. Intertrust is controlled by four managing directors (Otgerus Joseph Anton van der Nap, Peter de Langen, Derk Jan Cornelius Niezing, and Nicole Josephina Johannes Maria Wolthuis-Geeraedts), none of whom has sole or shared voting or investment control over shares owned by Intertrust or FWW B.V. The address of FWW B.V. is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.
(6)	Mosing Holdings, Inc. is a Delaware corporation owned by the Mosing Family. Mosing Holdings, Inc. is controlled by three directors, including Donald Keith Mosing, Kirkland D. Mosing and Steven B. Mosing. None of the three directors individually has the power to vote, dispose or direct the disposition of, the shares of common stock held by Mosing Holdings as a result of their directorship.
(7)	May be deemed to beneficially own more than 5% of the Company’s Common Stock or Preferred Stock pursuant to the Voting Agreement.
(8)	Frank’s International Management B.V., a wholly owned subsidiary and the sole member of the Company’s management board, is controlled by two managing directors, including Donald Keith Mosing. The address of Frank’s International Management B.V. is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.
(9)	Excludes 1,136,364 restricted stock units for Donald Keith Mosing, 113,636 restricted stock units for each of C. Michael Webre, Mark G. Margavio, W. John Walker, Robert R. Gilbert, Burney J. Latiolais Jr. and Brian D. Baird and 4,545 restricted stock units for each of Sheldon R. Erikson, Michael C. Kearney and Gary P. Luquette because such awards do not vest, and no common stock may be received thereunder, within 60 days of March 10, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during the period in 2013 that the Company’s executive officers and directors were required to file such reports.

ITEM TWO – ADOPTION OF ANNUAL ACCOUNTS FOR 2013

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2013 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code and the generally accepted accounting principles in the Netherlands, including the firm pronouncements in the Guidelines for Annual Reporting in the Netherlands as issued by the Dutch Accounting Standards Board (“Dutch GAAP”). The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are difference between Dutch GAAP and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.franksinternational.com, and may be obtained free of charge by request to the Company’s principal executive offices at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands and at the Company’s administrative offices at 10260 Westheimer Rd., Houston, TX 77042 Attn: Investor Relations.

A representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM THREE – DISCHARGE OF SOLE MEMBER OF THE MANAGEMENT BOARD

Under Dutch law, at the annual meeting, the shareholders may discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during the financial year concerned. During 2013, the sole member of the Management Board was Frank’s International Management B.V., the Company’s wholly-owned subsidiary. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the sole member of the Management Board from liability in respect of the exercise of its management duties during 2013.

The affirmative vote of a majority of the votes cast at the annual meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the sole member of the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE SOLE MEMBER OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2013.

ITEM FOUR – DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2013.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the discharge from liability of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2013.

ITEM FIVE – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with Dutch GAAP) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Management Board and the Supervisory Board propose to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2014.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2014.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2014.

ITEM SIX – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Supervisory Board has selected PricewaterhouseCoopers LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2014. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2013 was completed by PricewaterhouseCoopers LLP on March 4, 2014.

The Supervisory Board is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Supervisory Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Supervisory Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting. However, representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions by telephone if necessary. Also, a representative of PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Annual Accounts, will be present at the Annual Meeting to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Two—Adoption of Annual Accounts for 2013.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2014.

ITEM SEVEN – REMUNERATION POLICY FOR THE MANAGEMENT BOARD

In accordance with Dutch law and the Company’s Articles, the Company shall have a general policy with regard to the remuneration of the Management Board. The shareholders at the Annual Meeting shall determine such policy, upon a proposal of the Supervisory Board. The Supervisory Board shall determine the actual remuneration of each member of the Management Board in accordance with the general policy. Presently the sole member of the Management Board, Frank’s International Management B.V., does not receive any remuneration and currently there are no plans to award any remuneration to the Management Board.

As set out in the CD&A, the Company already has developed its philosophy, objectives, compensation processes and key components of compensation for its senior executive officers. As to the Management Board, the Supervisory Board proposes to the annual meeting to have the policy as set out in the CD&A formally adopted as the general remuneration policy for the Management Board. Should in the future any person be appointed to the Management Board, who will be eligible for and entitled to remuneration, then the Supervisory Board may reconsider this topic and propose a new Management Board remuneration policy to the general meeting.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the remuneration policy for the Management Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REMUNERATION POLICY FOR THE MANAGEMENT BOARD.

ITEM EIGHT – APPROVAL OF REMUNERATION OF MEMBERS OF THE SUPERVISORY BOARD

In accordance with Dutch law and the Company’s Articles, the shareholders at the Annual Meeting shall determine the remuneration of each member of the Supervisory Board. The Company’s Supervisory Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Supervisory Board also believes that the compensation package for the Company’s non-employee directors should require a significant portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages seen at the Company’s peer group. Based on this decision, the director compensation program for the portion of the 2013 that followed our initial public offering consisted of an annual retainer compensation package for the non-employee directors valued at approximately $150,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $100,000 is expected to be paid in a grant of restricted stock units under the LTIP. In addition, the Company will pay the Audit Committee chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively. The Company currently pays meeting fees in the amount of $1,500 for attendance at each board meeting. The cash amounts paid were pro-rated for the 2013 year due to our initial public offering and the date that the directors began providing services, and varied for each director depending on the their beginning date of service and the committee service they provided in 2013 . We did not grant the 2013 RSU awards to our directors until the beginning of 2014, so they are not yet reflected in the table below, but we consider the grants to have been partially granted for services provided in 2013.

Directors who are also employees of the Company will not receive any additional compensation for their service on the Supervisory Board.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Sheldon R. Erikson	41,000	41,000
Michael C. Kearney	20,500	20,500
Gary P. Luquette	18,000	18,000

The Supervisory Board proposes to ratify the above remuneration in relation to 2013 and to approve that the remuneration program of the members of the Supervisory Board for 2014 shall be kept the same as it was for 2013.

The affirmative vote of a majority of the votes cast at the Annual Meeting, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the remuneration of the members of the Supervisory Board.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ITEM NINE – RATIFICATION AND APPROVAL OF DIVIDENDS IN RESPECT OF THE 2013 FISCAL YEAR

In accordance with the Company’s dividend policy as described in the Company’s prospectus for its initial public offering, the Company pays quarterly dividends. An interim distribution in cash of $0.075 was paid on December 19, 2013, and another distribution in the same amount was paid on March 21, 2014. These distributions are debited from the Company’s share premium reserves. No further distributions are required to be approved at the Annual Meeting.

Under the current Articles, the affirmative vote of a majority of the votes cast, with the shares of Common Stock and Preferred Stock that are represented either in person or by proxy at the annual meeting being treated as a single class, is required to approve the above distributions.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY AND APPROVE THE DISTRIBUTIONS.

ITEM TEN – APPROVAL OF AMENDMENTS TO THE ARTICLES OF ASSOCIATION

At the annual meeting, you will be asked to approve amendments to our Articles and to authorize the Chairman of our Supervisory Board and each employee of our outside Dutch counsel, Van Campen Liem, Amsterdam, The Netherlands, to sign the notarial deed of amendment to our Articles in front of a civil-law notary in officiating in Amsterdam, the Netherlands and to undertake all other activities the holder of this power of attorney deems necessary or useful with respect to the present amendment to our Articles.

The amendments to our Articles are being proposed by our Management Board, with the approval of our Supervisory Board. Our Management Board and our Supervisory Board have concluded that it is advisable and in the best interests of the Company and the shareholders to approve and adopt each of the amendments to our Articles pursuant to which we will amend and restate article 4, paragraph 1, article 32, paragraphs 2, 5, 6 and 7, article 35, paragraphs 2 and 3, article 40, paragraphs 1 through 8, article 41, paragraph 1 and article 44, paragraph 3 of our Articles.

ITEM TEN (A) – APPROVAL OF AMENDMENTS TO ARTICLE 4 OF THE ARTICLES OF ASSOCIATION

The amendment to article 4, paragraph 1 of our articles of association, as proposed by our Management Board, would state in its entirety:

Article 4. Authorized capital

“4.1	The authorized capital amounts to seven million nine hundred eighty thousand nine hundred sixty euro (EUR 7.980.960) and is divided into seven hundred forty-five million one hundred twenty thousand (745.120.000) shares of common stock (“Common Shares”), each with a nominal value of one eurocent (EUR 0.01), and fifty-two million nine hundred seventy-six thousand (52.976.000) shares of Series A convertible preferred stock (the “Convertible Preferred Shares”), each with a nominal value of one eurocent (EUR 0.01).

Upon a conversion of Convertible Preferred Shares into Common Shares in accordance with article 5, the number of Convertible Preferred Shares of the authorized capital will be decreased and the number of Common Shares of the authorized capital will be increased, equal to the number of Convertible Preferred Shares that are converted into Common Shares.”

The authorized capital of the Company as mentioned in article 4 will be increased from EUR 2,400,000 to EUR 7,980,960. This will correct a scrivener’s error and bring the maximum number of shares of Common Stock and Preferred Stock in line with the relevant amount stated in the Company’s prospectus for our initial public offering.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to article 4, paragraph 1 of our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO ARTICLE 4, PARAGRAPH 1 OF THE ARTICLES OF ASSOCIATION.

ITEM TEN (B) – APPROVAL OF AMENDMENTS TO ARTICLE 32 OF THE ARTICLES OF ASSOCIATION

The amendment to article 32, paragraphs 2, 5, 6 and 7 of our articles of association, as proposed by our Management Board, would state in its entirety:

Article 32. Profits

“32.2	The board of managing directors, subject to the approval of the board of supervisory directors, shall determine which portion of the profits remaining after application of paragraph 1, shall be reserved and which portion shall be distributed as dividends to the holders of Common Shares. No further dividends shall be paid on the Convertible Preference Shares.

32.5	The board of managing directors may, with the approval of the board of supervisory directors, resolve to pay interim dividends, if the requirement of paragraph 3 of this article has been met as evidenced by an interim statement of assets and liabilities.

Such interim statement shall relate to the condition of such assets and liabilities on a date no earlier than the first day of the third month preceding the month in which the resolution to distribute is published. It shall be prepared on the basis of generally acceptable valuation methods. The amounts to be reserved by law shall be included in such statement of assets and liabilities. The interim statement of assets and liabilities shall be signed by the managing directors, if the signature of one of them is missing, this fact and the reason for such omission shall be stated.

The company shall deposit the statement of assets and liabilities with the trade register within eight days after the day on which the resolution to distribute is published.

32.6	The board of managing directors may, with due observance of the provisions of paragraph 3 and 5, resolve to make distributions out of a reserve which need not be kept by law.

32.7	The board of managing directors may, with due observance of the provisions of paragraph 3 and 5, resolve to pay, wholly or partly, dividends other than in cash.”

The amendment of article 32 is to clarify that the Management Board, with approval by the Supervisory Board, has the authority to determine the reservation and distribution of the Company’s profits (remaining after the payment of the dividend on the Preferred Stock). The Management Board, with approval by the Supervisory Board, will therefore be able to resolve to pay quarterly dividends, annual dividends and other distributions.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to article 32, paragraphs 2, 5, 6 and 7 of our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO ARTICLE 32, PARAGRAPHS 2, 5, 6 AND 7 OF THE ARTICLES OF ASSOCIATION.

ITEM TEN (C) – APPROVAL OF AMENDMENTS TO ARTICLE 35 OF THE ARTICLES OF ASSOCIATION

The amendment to article 35, paragraphs 2 and 3 of our articles of association, as proposed by our Management Board, would state in its entirety:

Article 35. Convocation. Agenda

“35.2	Convocation shall take place with observance of such term as required by applicable law and stock exchange regulations.

35.3	The convening notice shall specify the items to be discussed. Items which have not been specified in the convening notice may be announced with due observance of the requirements of this article. The convening notice shall furthermore state all such information as may be required by these articles of association, applicable law and stock exchange regulations.”

Article 35 will no longer mention the general fifteen days’ notice period for convening shareholder meetings, since applicable law and NYSE regulations may require a different period.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to article 35, paragraphs 2 and 3 of our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO ARTICLE 35, PARAGRAPHS 2 AND 3 OF THE ARTICLES OF ASSOCIATION.

ITEM TEN (D) – APPROVAL OF AMENDMENTS TO ARTICLES 40 AND 41 OF THE ARTICLES OF ASSOCIATION

The amendment to article 40, paragraphs 1 through 8 and article 41, paragraph 1 of our articles of association, as proposed by our Management Board, would state in its entirety:

Article 40. Rights exercisable during a meeting. Admission

“40.1	Every shareholder, as well as every usufructuary and pledgee having voting rights, shall be authorized to attend the general meeting, address the meeting and exercise their voting rights. If the voting rights attached to a share are vested in the usufructuary or pledgee instead of the shareholder, also the shareholder shall be authorized to attend the general meeting and to address the meeting. Furthermore, holders of depositary receipt issued with the cooperation of the company shall be authorized to attend and address the general meeting.

40.2	The rights referred to in the previous paragraphs may be exercised by a person acting upon a written power of attorney. A power of attorney shall mean any power of attorney transmitted via standard means of communication and received in written form. The requirement of a written power of attorney is also met in case the power of attorney has been recorded electronically.

40.3	The supervisory directors and the managing directors shall have an advisory vote at the general meeting.

40.4	The auditor as meant in article 29 paragraph 1 shall be authorized to attend the general meeting held to adopt the annual accounts and to address the meeting.

40.5	Admission to the general meeting of persons other than those referred to in this article shall be decided upon by the chairman of the general meeting.

40.6	The board of managing directors is authorized to determine that participation in the general meeting may also occur through an electronic communication method, under the conditions as may be announced in the convocation. Through the electronic communication method, the relevant participants must be able to be identified, to directly take note of the discussions at the meeting and to exercise the voting rights.

40.7	Subject to the relevant provisions of applicable law and stock exchange regulations, votes that have been cast through an electronic communication method prior to the general meeting will be treated equally to votes cast at the time of the meeting.

40.8	The board of directors is authorized to determine at the convocation of a general meeting that, for the purposes of this article 40, the persons entitled to attend and to vote at the general meeting shall be those, who at the date of registration have such rights and are recorded as such in a register designated by the board of directors, irrespective of who may be entitled to the shares or depositary receipts at the time of the general meeting. The date of registration shall be the twenty-eighth day before the day of the meeting, or, if permitted under applicable law and stock exchange regulations, such other date as may be determined by the board of managing directors.

The convocation shall mention the date of registration as well as the manner in which the persons entitled to attend or to vote at a general meeting may procure their registration and the way they may exercise their rights.”

Article 41. Decision making. General meeting

“41.1	Every share shall give the right to cast one vote.

Resolutions shall be passed by a simple majority of the votes cast, unless the law or the articles of association prescribe a greater majority.”

Articles 40 and 41 are being amended in order to provide a basis as required under Dutch law, to enable the Company to apply a record date (known under Dutch law as a “registration date”) when convening a shareholders meeting. Consequently, as of the registration date, the Company will determine which shareholders are to attend and vote at the meeting, and such entitlement shall exist regardless of who is the owner of the relevant shares at the date of the meeting. According to Dutch law as presently in force, the registration date is required to be the twenty-eighth day before the day of the meeting.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to article 40, paragraphs 1 through 8 and article 41, paragraph 1 of our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO ARTICLE 40, PARAGRAPHS 1 THROUGH 8 AND ARTICLE 41, PARAGRAPH 1 OF THE ARTICLES OF ASSOCIATION.

ITEM TEN (E) – APPROVAL OF AMENDMENTS TO ARTICLE 44 OF THE ARTICLES OF ASSOCIATION

The amendment to article 44, paragraph 3 of our articles of association, as proposed by our Management Board, would state in its entirety:

Article 44. Liquidation

“44.3	Out of the surplus assets, first, the unpaid dividends for previous years, as mentioned in article 32.1, shall be paid to the holders of Convertible Preferred Shares, followed by the pro rata dividend for the current year and the nominal amount paid for those shares.

Whatever sum remains shall be paid to the holders of Common Shares in proportion to the aggregate nominal value of their individual common shareholdings.”

The liquidation proceeds clause in the Company’s Articles will be amended in order to clarify that upon the liquidation of the Company, the entitlement of the holders of Preferred Stock shall be limited to their unpaid dividends for previous years, the pro rata dividend for the current year and the nominal amount paid for those shares. Whatever sum remains shall be paid to the holders of Common Shares in proportion to their shareholdings.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment to article 44, paragraph 3 of our Articles.

EACH OF THE MANAGEMENT BOARD AND THE SUPERVISORY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO ARTICLE 44, PARAGRAPH 3 OF THE ARTICLES OF ASSOCIATION.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings of shareholders will be held in Amsterdam, The Netherlands in the municipality in which the company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year, unless the Company’s Articles provide for a shorter period.

The agenda for the 2015 annual meeting shall include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2015 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 10260 Westheimer Rd., Houston, Texas 77042. The request to consider such matter should have been received by us no later than on the 60th day prior to the day of the 2015 annual meeting accompanied by a statement containing the reasons for the request. Requests received later than the 60th day prior to the day of the meeting will be considered untimely. We currently expect our 2015 annual meeting to be held on or about May 13, 2015.

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Company’s Corporate Secretary at (281) 966-7300, or write to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement, you can request householding by contacting the Company in the same manner. If you own your Common Stock or Preferred Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings also are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “FI”. Reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also request a copy of the Company’s filings by contacting the Company’s Corporate Secretary at (281) 966-7300, or by writing to Frank’s International N.V., 10260 Westheimer Rd., Houston, Texas 77042, Attention: Corporate Secretary. The Company’s filings are also available on its website at www.franksinternational.com.

FRANK’S INTERNATIONAL N.V. PRINS BERNHARDPLEIN 200 1097 JB AMSTERDAM, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date (5:59 A.M. Central European Time on May 14, 2014). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M70607-P49800-P49620	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANK’S INTERNATIONAL N.V.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Supervisory Directors and Board of Managing Directors recommend that you vote FOR all of the nominees:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Donald Keith Mosing 04) Sheldon R. Erikson 02) Kirkland D. Mosing 05) Michael C. Kearney 03) Steven B. Mosing 06) Gary P. Luquette

The Board of Supervisory Directors and Board of Managing Directors recommend you vote FOR the following proposals:		For	Against	Abstain		For	Against	Abstain

2.

To adopt the Company’s annual accounts for the fiscal year ended December 31, 2013 and authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language;

		☐	☐	☐	6. To ratify the appointment of PricewaterhouseCoopers LLP as our international independent registered public accounting firm for the fiscal year ending December 31, 2014;	☐	☐	☐
					7. To approve the remuneration policy for the Management Board as proposed by the Supervisory Board;	☐	☐	☐

3.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2013;	☐	☐	☐	8. To approve the remuneration of the members of the Supervisory Board;	☐	☐	☐
					9. To approve and ratify the interim dividends on the common shares declared in respect of the fourth quarter of 2013 and the first quarter of 2014; and	☐	☐	☐

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2013;	☐	☐	☐	10. To approve and resolve certain amendments to the Company’s articles of association:
					10(A) – Article 4	☐	☐	☐

					10(B) – Article 32	☐	☐	☐

					10(C) – Article 35	☐	☐	☐

					10(D) – Articles 40 and 41	☐	☐	☐

					10(E) – Article 44	☐	☐	☐

5.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2014;	☐	☐	☐

NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Supervisory Board and the Management Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For All Nominees” on the election of the director nominees and “For” proposals 2, 3, 4, 5, 6, 7, 8, 9, 10(A), 10(B), 10(C), 10(D) and 10(E).

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi

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M70608-P49800-P49620

FRANK’S INTERNATIONAL N.V.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE SUPERVISORY BOARD OF DIRECTORS AND THE

MANAGEMENT BOARD OF DIRECTORS.

The undersigned hereby appoints Brian D. Baird and Mark G. Margavio as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock and Preferred Stock of Frank’s International N.V. held by the undersigned on the date of the Annual Meeting of Stockholders, to be held on May 14, 2014, at 2:00 P.M., Central European Time, at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For All Nominees” on the election of the director nominees and “For” proposals 2, 3, 4, 5, 6, 7, 8, 9, 10(A), 10(B), 10(C), 10(D) and 10(E).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side